                                                                    EXHIBIT 2(D)

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                            ASSET PURCHASE AGREEMENT

                                  by and among

                        CROWN CASTLE INTERNATIONAL CORP.,

                                    CCP INC.,

                          POWERTEL ATLANTA TOWERS, LLC,

                        POWERTEL BIRMINGHAM TOWERS, LLC,

                       POWERTEL JACKSONVILLE TOWERS, LLC,

                         POWERTEL KENTUCKY TOWERS, LLC,

                          POWERTEL MEMPHIS TOWERS, LLC

                               and POWERTEL, INC.



                              Dated: March 15, 1999



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



                            ASSET PURCHASE AGREEMENT

                                Table of Contents

                                                                                                               Page
ARTICLE 1 - DEFINITIONS...........................................................................................1

ARTICLE 2 - PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES...............................................10
     2.1     Assets..............................................................................................10
     2.2     Excluded Assets.....................................................................................11
     2.3     Assumption of Certain Liabilities; Retained Liabilities.............................................12
     2.4     Assignment or Subcontracting of Purchased Contracts.................................................13
     2.5     Consent of Third Parties............................................................................14
     2.6     Bulk Transfer Laws..................................................................................14
     2.7     Certain Apportionments..............................................................................14
     2.8     Master Site Agreement...............................................................................15
     2.9     [intentionally deleted].............................................................................15
     2.10    Due Diligence.......................................................................................15
     2.11    Rejected Sites......................................................................................17
     2.12    Additional Sites....................................................................................18

ARTICLE 3 - PURCHASE PRICE, ESCROW DEPOSIT AND PURCHASE PRICE ADJUSTMENTS........................................20
     3.1     Purchase Price......................................................................................20
     3.2     Pre-Closing Adjustments to Purchase Price...........................................................21
     3.3     Post-Closing Adjustments............................................................................22
     3.4     Purchase Price Allocation...........................................................................22
     3.5     Escrow Agreement....................................................................................22

ARTICLE 4 - AGREEMENTS PENDING CLOSING...........................................................................22
     4.1     Agreements of Powertel and Sellers Pending the Closing..............................................22
     4.2     Agreements of CCIC and Buyer Pending the Closing....................................................25
     4.3     Agreements of the Parties Pending Closing...........................................................27

ARTICLE 5 - CONDITIONS PRECEDENT TO THE CLOSING..................................................................29
     5.1     Conditions Precedent to the Obligations of CCIC and Buyer...........................................29
     5.2     Conditions Precedent to the Obligations of Powertel and Sellers.....................................30

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES.......................................................................31
     6.1     Representations and Warranties of Powertel and Sellers..............................................31
     6.2     Representations and Warranties of Powertel and Sellers as of the Closing Date.......................35
     6.3     Representations and Warranties of CCIC and Buyer....................................................37
     6.4     Assets in "As Is" Condition.........................................................................38
     6.5     Survival............................................................................................39
     6.6     Definitions of "Knowledge" and "Belief".............................................................39
     6.7     Reliance and Notification...........................................................................39

ARTICLE 7 - CLOSING; DELIVERIES OF THE PARTIES AT CLOSING........................................................40
     7.1     The Closing.........................................................................................40
     7.2     Deliveries at the Closing by Powertel and Sellers...................................................40
     7.3     Deliveries at the Closing by CCIC and Buyer.........................................................41

     7.4      Pre-Closing Deliveries..............................................................................41
     7.5      Post-Closing Covenant...............................................................................41
     7.6      Time is of the Essence..............................................................................42

ARTICLE 8 -  INDEMNIFICATION......................................................................................42
     8.1      Indemnification.....................................................................................42
     8.2      Mitigation..........................................................................................44
     8.3      Effect of Investigation or Knowledge................................................................44
     8.4      Duration of Indemnification.........................................................................45

ARTICLE 9 -  POST-CLOSING COVENANTS...............................................................................45
     9.1      Post-Closing Covenants Related to Buyer.............................................................45

ARTICLE 10 - MISCELLANEOUS........................................................................................45
     10.1     Remedies............................................................................................45
     10.2     Dispute Resolution..................................................................................46
     10.3     Transfer Taxes......................................................................................47
     10.4     Termination.........................................................................................47
     10.5     Expenses............................................................................................48
     10.6     Entire Agreement....................................................................................49
     10.7     Amendments..........................................................................................49
     10.8     Waiver..............................................................................................49
     10.9     Assignment and Binding Effect.......................................................................49
     10.10    Notices.............................................................................................49
     10.11    Georgia Law to Govern...............................................................................50
     10.12    No Benefit to Others................................................................................50
     10.13    Table of Contents; Headings.........................................................................50
     10.14    Schedules and Exhibits..............................................................................50
     10.15    Severability........................................................................................50
     10.16    Counterparts and Facsimile Execution................................................................51
     10.17    Confidentiality.....................................................................................51
     10.18    Directly or Indirectly..............................................................................51
     10.19    Interpretation......................................................................................51
     10.20    Further Assurances..................................................................................51

                                LIST OF SCHEDULES

Schedule 1.1......................................................................................................1
Schedule 1.2......................................................................................................3
Schedule 1.3......................................................................................................5
Schedule 1.4......................................................................................................6
Schedule 1.5......................................................................................................7
Schedule 1.6......................................................................................................8
Schedule 1.7......................................................................................................9
Schedule 1.8.....................................................................................................10
Schedule 2.4.....................................................................................................13
Schedule 2.11....................................................................................................18
Schedule 3.3.....................................................................................................22
Schedule 3.4.....................................................................................................22
Schedule 6.1(d)..................................................................................................32
Schedule 6.1(e)..................................................................................................32
Schedule 6.1(k)..................................................................................................34
Schedule 6.2(d)..................................................................................................36
Schedule 6.2(e)..................................................................................................36
Schedule 6.2(f)..................................................................................................37
Schedule 6.2(h)..................................................................................................37

                                LIST OF EXHIBITS

Exhibit "A" - Master Site Agreement
Exhibit "B" - CCIC Guaranty
Exhibit "C" - Powertel Guaranty
Exhibit "D" - Escrow Agreement
Exhibit "E" - FIRPTA Affidavit

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (the "Agreement") is dated effective as of the 15th day of March, 1999, by and among Crown Castle International Corp., a Delaware corporation ("CCIC"), CCP Inc., a Delaware corporation (the "Buyer"), Powertel Atlanta Towers, LLC, Powertel Birmingham Towers, LLC, Powertel Jacksonville Towers, LLC, Powertel Kentucky Towers, LLC, and Powertel Memphis Towers, LLC, each a Delaware limited liability company (collectively the "Sellers" and each individually a "Seller"), and Powertel, Inc., a Delaware corporation ("Powertel").

                                    RECITALS:

         Buyer is a wholly owned subsidiary of Crown Communication Inc., a Delaware corporation. Crown Communication Inc. is a wholly owned subsidiary of CCIC. Buyer is a special purpose entity. Sellers are wholly owned subsidiaries of Powertel. Powertel and Sellers are the owners of certain tower structures, interests in real property related thereto, and related assets, property rights, liabilities and obligations, as more particularly described herein. Buyer is engaged in the business of owning, managing and operating assets similar to the Assets (as hereinafter defined). Powertel and Sellers desire to sell, convey, assign and transfer to Buyer, and Buyer desires to purchase and assume from Powertel and Sellers, the Assets and certain liabilities, as more particularly described herein, on the terms and subject to the conditions described in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For convenience, certain terms used in this Agreement and the Exhibits and Schedules attached hereto are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined). The term "parties" shall refer to Powertel, Sellers, CCIC and Buyer, collectively. The term "either party" shall, unless the context otherwise requires, refer to Powertel and Sellers on the one hand, and CCIC and Buyer on the other hand.

         "AAA" is defined in Section 10.2(b).

         "Acceptance" is defined in Section 4.2(a).

         "Accepted Sites" means those Tower Sites set forth on Schedule 1.1, as such Schedule may be modified or supplemented pursuant to the terms and conditions of this Agreement.

         "Accounting Firm" is defined in Section 2.7.

         "Additional Sites" shall exclude any Rejected Sites, but shall have the meaning contemplated by Section 2.10(a) and shall refer to sites, including In-Progress Sites, which are generally comparable to Tower Sites to be conveyed pursuant to this Agreement in the following respects: (i) type, height and structural capacity of the tower,
(ii) type and size of the site, (iii) third party revenues derived from the lease of space to tenants, and (iv) available space for lease to third party tenants, and as to which Powertel or the Sellers (or their Affiliates) propose to lease tower and ground space pursuant to the Master Lease and the terms and conditions contained therein, and on which telecommunications tower structures are either (A) constructed and fully complete, or (B) in the case of In-Progress Sites, being constructed and fully completed.

         "Affiliates" means, when used with reference to a specific Person, any Entity that, directly or indirectly, or through one or more intermediaries, owns or controls, is owned or controlled by, or is under common ownership or common control with, such specific Person. As used herein, "control" means the power to direct the management or affairs of a Person, and "ownership" means the ownership of more than 50% of the voting equity interests of the Person.

         "Agreement" means this Agreement and the Exhibits and Schedules hereto, as any of the foregoing may, from time to time, be amended, modified or restated in accordance with the provisions hereof.

         "Assets" is defined in Section 2.1.

         "Assumed Liabilities" is defined in Section 2.3(a).

         "CCIC" is defined above in the preamble.

         "CCIC Guaranty" is defined in Section 2.8.

         "Charter Documents" means an Entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, limited liability company agreement, joint venture agreement or similar document governing the Entity.

         "Circumstance" is defined in Section 2.11(c).

         "Closing" is defined in Section 3.1(b).

         "Closing Certificate" is defined in Section 6.2.

         "Closing Date" is defined in Section 3.1(b).

         "Completion Notice" is defined in Section 2.10(b).

         "Construction Activities" shall include (i) all site engineering, architectural and engineering drawings (as necessary) and geotechnical investigations (if necessary); (ii) if necessary, construction of an access road suitable for pedestrian and vehicular ingress and egress; (iii) the construction of a communications tower complete with grounding systems and tower lighting (as necessary); (iv) all other reasonable and customary installations to complete construction of the Tower Structures (along with ancillary tower equipment and parts); (v) all customary installations to bring electrical power to the Tower Site; (vi) all installations necessary to accommodate under the Master Lease Powertel's and/or Sellers' (or their respective Affiliates') facilities and equipment; and (vii) obtaining a certificate of occupancy or the equivalent thereof, if required by applicable Laws.

         "Contract" means any written contract, agreement, lease, license for tower space, instrument or other commitment that is related to the Assets and is binding on any Person or its property under applicable Law.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court, Governmental Authority or any arbitrator that is binding on any Person or its property under applicable Law.

         "Cure Notice" is defined in Section 2.10(d).

         "Default" means, with respect to this Agreement and any Contracts, Court Orders, Governmental Permits or Laws related to the Assets, (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

         "Defect" means the items identified as Defects on Schedule 1.2 and, subject to the limitations set forth in this Agreement and Powertel's and Sellers' right to dispute in good faith items identified as "Defects" with respect to Missing Information furnished regarding Incomplete Sites and due diligence materials furnished regarding Additional Sites, problems or defects which CCIC and Buyer reasonably believe would or could be expected to adversely affect Buyer's use, ownership or operation of a Tower Site in a material way.

         "Defective Sites" means those sites set forth on Schedule 1.2, as such Schedule may be modified or supplemented pursuant to the terms and conditions of this Agreement.

         "Early Termination Payment" is defined in Section 4.2(a).

         "Encumbrance" means any lien, mortgage, security interest, pledge, restriction on use or transferability, defect of title, option or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "Entity" means any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting on its own behalf or in a fiduciary or other capacity, or any Governmental Authority.

         "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, at any Tower Site that Powertel or Sellers reasonably except to (a) require abatement or correction under an Environmental Law in excess of $75,000, or (b) give rise to any civil or criminal Liability in excess of $75,000 on the part of Powertel or Sellers under any Environmental Law relating to the use or occupancy of the Tower Sites.

         "Environmental Law" means all Laws and Court Orders relating to Hazardous Substances, pollution or protection of the environment.

         "Escrow Agent" is defined in Section 3.1(c).

         "Escrow Agreement" is defined in Section 3.5.

         "Escrow Deposit" is defined in Section 3.1(c).

         "Event" means the occurrence of any act, action, activity, event, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         "Excluded Assets" is defined in Section 2.2.

         "FAA" means the Federal Aviation Administration, or any successor Governmental Authority.

         "FCC" means the Federal Communications Commission, or any successor Governmental Authority.

         "Financing Assurance" is defined in Section 4.2(a).

         "FIRPTA Affidavit" is defined in Section 7.2(j).

         "Gap Period" means the period of time between (i) the time a Site Lease was executed by the parties thereto and (ii) the time such Site Lease or a memorandum thereof was filed of record in the county where the applicable Leased Site is located.

         "Governmental Authority" means any federal, state, territorial, county, municipal, local or other government or governmental agency or body or any other type of regulatory body, whether domestic or foreign, including without limitation, the FCC and the FAA.

         "Governmental Permits" means all governmental approvals, permits, licenses, registrations, certifications, agreements and other governmental authorizations required in connection with the use and operation of the Assets.

         "Hazardous Substances" means all explosive or radioactive substances or wastes, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, and any of the following: (i) any 'hazardous substances,' as defined under the Comprehensive Environmental

Response, Compensation, and Liability Act, 42 U.S.C. ss.ss. 9601 et seq.; (ii) any 'extremely hazardous substance,' 'hazardous chemical' or 'toxic chemical,' each as defined under the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq.; (iii) any 'hazardous waste,' as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.; (iv) any 'pollutant,' as defined under the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq.; and (v) any regulated substance or waste under any Environmental Law.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all regulations promulgated thereunder, as in effect from time to time, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "In-Progress Sites" shall exclude any Rejected Sites, but shall mean and refer to Tower Sites on which telecommunications tower structures are in the process of being constructed by Powertel and/or Sellers, and as to which at least 15 days prior to Closing, Powertel and/or Sellers shall have obtained (and delivered copies thereof to CCIC and Buyer) (i) a Site Lease which is reasonably acceptable to CCIC and Buyer, (ii) all necessary zoning approvals and building permits, (iii) all necessary FAA approvals or certifications, (iv) a phase I environmental assessment, (v) a site survey, and (vi) a title commitment, search or report.

         "Incomplete Sites" means those sites set forth on Schedule 1.3, as such Schedule may be modified or supplemented pursuant to the terms and conditions of this Agreement.

         "Indemnified Party" means the Person to whom an indemnity may be or is provided pursuant to Sections 8.1(a) or 8.1(b), as the case may be.

         "Indemnitor" is defined in Section 8.1.

         "Intervening Encumbrance" shall mean, with respect to a Leased Site, an Encumbrance which is filed, created or suffered and is filed of record or otherwise obtains priority against a Leased Site during the Gap Period. An Intervening Encumbrance shall not include an Encumbrance which by law would have lien priority over a previously recorded Site Lease or memorandum thereof or an Encumbrance which is created or suffered by CCIC or Buyer (or their Affiliates), or which is filed of record or otherwise obtains priority against a Leased Site prior to the time the applicable Site Lease was executed by the parties thereto or after the time such Site Lease or memorandum thereof was filed of record in the county where the Leased Site is located but shall include, without limitation, such an Encumbrance (including an Encumbrance which is a Permitted Encumbrance), created or suffered during such Gap Period by the lessor or landlord who executed the applicable Site Lease, any subsequent or other owner of the land which is the subject of the Leased Site, Powertel or Sellers (or their Affiliates).

         "Law" means any administrative, judicial, legislative or other statute, law, ordinance, regulation, rule, order, decree, writ, award or decision (including without limitation the common law and those of the FAA and FCC), including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, and antitrust matters.

         "Leased Sites" means the sites indicated as Leased Sites in Schedule
1.4 hereto (excluding any Rejected Sites) for which Powertel or the Sellers hold a leasehold interest in and to the real property associated therewith.

         "Liability" means any direct or indirect liability, indebtedness, obligation, cost, expense, claim, loss, damage, deficiency, guaranty or endorsement of (other than endorsements for collection or deposits in the ordinary course of business) or by any Person.

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution, formal governmental investigation or inquiry, or counterclaim, whether at law or in equity, in connection with the ownership, use or operation of the Assets.

         "Loss" means a loss, liability, claim, demand, cause of action, judgment, damage or expense (including, with respect thereto, reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description).

         "Master Lease" is defined in Section 2.8.

         "Material Adverse Effect" means an adverse effect on (i) the Assets or an increase in the Assumed Liabilities, in each case by more than $75,000 taken on a per Tower Site basis, except any such effect resulting from or arising in connection with (a) this Agreement or the transactions contemplated hereby, (b) changes or conditions (including without limitation changes in technology, law, or regulatory or market environment) affecting the industry in which the owners or users of communications tower structures operate, or (c) changes in economic, regulatory or political conditions generally, (ii) the validity or enforceability of this Agreement or any of the Transaction Documents, or (iii) the ability of a party to this Agreement or the Transaction Documents to perform its obligations under this Agreement or any of the Transaction Documents. Notwithstanding the foregoing, when the phrase "Material Adverse Effect taken as a whole" is used in this Agreement, it shall have the meaning set forth above, but shall mean an adverse effect on the aggregate Assets or aggregate Assumed Liabilities, taken as a whole (without considering any calculation derived from the per Tower Site dollar amount referred to above), rather than on a per Tower Site basis.

         "Minor Contract" is defined in Section 6.1(e).

         "Missing Information" is defined in Section 2.10(a).

         "MOA" is defined in Section 4.1(h).

         "Non-Assignable Contract" is defined in Section 2.5.

         "Ordinary course" or "ordinary course of business" means the ordinary course of conducting the ownership, operation, use and leasing of the Tower Structures by Powertel, Sellers and/or their respective Affiliates consistent with past practice.

         "Owned Sites" means the Tower Sites designated as Owned Sites in
Schedule 1.5 hereto (excluding any Rejected Sites) for which a fee ownership is held by Powertel and/or the Sellers.

         "Permitted Encumbrances" means, except as provided in the last sentence of this definition, (i) liens for current real or personal property taxes not yet due and payable, (ii) as to the Assets described in Schedule 1.1 and
Schedule 1.2, liens, encumbrances or other matters disclosed in the title policies, commitments, searches and reports delivered by Powertel to Buyer in CD-ROM format or any other format prior to the effective date of this Agreement,
(iii) as to the Assets described in Schedule 1.3, liens, encumbrances or other matters disclosed in the title commitments, searches and reports obtained after the effective date of this Agreement but prior to the Closing Date, (iv) worker's, carrier's and materialman's liens not yet due and payable, (v) with respect to Leased Sites, any liens, encumbrances or other matters placed upon such real property by the owners thereof, other than to secure obligations or liabilities of Powertel or Sellers, (vi) easements, rights of way or similar grants of rights to a third party for access to or across any real property or granted to any utility or similar entity in connection with the provision of electric, water, sewage, telephone, gas or similar services, (vii) the Tower Leases, (viii) any failure by Powertel, the Sellers, CCIC or Buyer to identify or obtain any consents (other than Required Consents) from third parties as may be deemed necessary or desirable in connection with the transfer and assignment of Contracts, Site Leases, Tower Equipment Leases, Tower Leases and Tower Service Contracts, (ix) terms and conditions of Site Leases, Tower Equipment Leases, Tower Service Contracts, Swap Lease Agreements and Revenue Sharing Site Leases affecting any of the Assets, (x) any other liens, encumbrances or other matters affecting title to the Assets, or any of them, which with the exercise by CCIC and Buyer of reasonable diligence would be disclosed by: (A) the examination of the public records germane to the certification, abstracting or issuance of opinions regarding record title to any Asset constituting an interest in real property, including any fee simple, leasehold, easement, license or other appurtenance, or (B) a current, accurate as-built boundary survey of any Assets constituting an interest in real property including any fee, leasehold, easement, license or other appurtenance, and (xi) any other liens, encumbrances or other imperfections that are immaterial in character, amount and extent and that do not detract from the value or interfere in any material respect with the present use of the properties they affect or which do not otherwise result in a Material Adverse Effect. Notwithstanding the foregoing, except for the Site Leases, Tower Leases, Tower Equipment Leases, Tower Service Contracts, Swap Lease Agreements and Revenue Sharing Site Leases constituting a portion of the Assets, Permitted Encumbrances shall not otherwise include (1) any Encumbrance which results in or evidences that the record owner of an Owned Site is not Powertel, or any of the Sellers, or that the owner of the leasehold interest in the Leased Sites is not Powertel or any of the Sellers, or that the lessor or landlord who executed a Site Lease or memorandum thereof was not, at the time such Site Lease or memorandum was executed, the record owner of the land described in such Site Lease or memorandum, (2) any Encumbrance created or incurred by Powertel or Sellers (or their Affiliates) and not disclosed in the documents furnished or otherwise made available to CCIC and Buyer, including, without limitation, the title policies, commitments, searches and reports made available in CD-ROM format or otherwise, or (3) any Defect identified in Schedule 1.2.

         "Person" means any individual, corporation, partnership, limited liability company or other legal entity.

         "Powertel" is defined above in the preamble.

         "Powertel Guaranty" is defined in Section 2.8.

         "Powertel PCS Credit Agreement" is defined in Section 2.2(b).

         "Prepaid Expenses" means all prepaid items, unbilled costs and fees, and accounts, notes and other receivables under the Tower Service Contracts, Site Leases, Tower Leases and Tower Equipment Leases as of the Closing Date.

         "Prime Rate" means the "Prime Rate" of interest, as published in the "Money Rates" table of The Wall Street Journal, Eastern Edition, from time to time.

         "Proposed Offering" is defined in Section 4.2(a).

         "Registration Statement" is defined in Section 4.2(a).

         "Rejected Sites" is defined in Section 2.11(b).

         "Rejection" is defined in Section 4.2(a).

         "Required Consent" is defined in Section 2.4.

         "Retained Liability" is defined in Section 2.3(b).

         "Revenue Sharing Site Leases" is defined in Section 3.2(b).

         "SEC" is defined in Section 4.2(a).

         "Sellers" is defined above in the preamble.

         "Site Leases" means the ground leases, licenses, easements, or other agreements for use or occupancy of a Tower Site identified in Schedule 1.6 (except for ground leases, licenses, easements or other agreements with respect to Rejected Sites) pursuant to which the leasehold interests of Powertel and/or Sellers in the Leased Sites are derived.

         "Swap Lease Agreement" is defined in Section 3.3.

         "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority, whether domestic or foreign, including, without limitation, income (net, gross or other including recapture of any tax items such as investment tax credits), capital gains, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, documentary, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, levies, charges, penalties or additions attributable to or imposed on or with respect to any such assessment).

         "10 Day Period" is defined in Section 8.1(d).

         "Termination Notice" is defined in Section 4.2(a).

         "Third Party Claim" is defined in Section 8.1(d).

         "Tower Equipment Leases" means any existing leases (or licenses or other Contracts) of Powertel or the Sellers for equipment or other personal property which are Tower Structures.

         "Tower Leases" means the leases or other Contracts or rights to use spaces on the Tower Structures located on Tower Sites that are identified in
Schedule 1.7 (except for leases or other Contracts or rights with respect to Rejected Sites).

         "Tower Related Assets" shall mean (i) the Tower Leases and security deposits (if any) from tenants under the Tower Leases, (ii) the Site Leases,
(iii) all Tower Service Contracts, (iv) any Tower Equipment Leases, (v) all rights to any casualty insurance proceeds payable after the effective date of this Agreement with regard to the Assets (but only to the extent the casualty to which the proceeds relate has not been repaired or restored by Powertel and Sellers at their cost prior to the Closing), and all rights to any warranties held by Powertel or the Sellers with respect to the Tower Structures or Tower Related Assets to the extent such rights are assignable, including those assignable with consent to the extent such consents are received, or, to the extent not so received, all amounts received by Powertel or the Sellers with respect to claims made after the Closing Date with respect to such unassigned rights to any warranties, (vi) copies of, or extracts from, all current files and records of Powertel or the Sellers to the extent that such files or records contain information related to the design, construction, management, operation, maintenance, ownership, occupancy or leasing of the Assets, and (vii) the originals of the Tower Leases, Site Leases, Tower Service Contracts and Tower Equipment Leases, and the originals of any files and records referred to in the preceding subparagraph which relate solely to the information described in such subparagraph, provided the originals of such information are in the possession of Powertel or the Sellers or are under any of their control and are not needed by Powertel or the Sellers in the operation of their businesses after the Closing. To the extent the files and records described in subparagraph (vi) do not relate solely to the design, construction, management, operation, maintenance, ownership, occupancy or leasing of the Assets, Powertel and the Sellers may retain the originals or copies of such files and records.

         "Tower Service Contracts" means all Contracts with respect to the management, operation, maintenance and servicing of the Tower Structures.

         "Tower Sites" shall mean all real property interests of Powertel and/or the Sellers in the up to 650 sites on or appurtenant to which the Tower Structures (excluding any Rejected Sites) are located, including all fee, ground leasehold interests, rights-of-way and easements (to the extent owned by Powertel or the Sellers) pertaining to such tower sites, and shall include a fee ownership in the

Owned Sites, and the leasehold interest in and to the real property associated with the Leased Sites pursuant to the terms of the Site Leases.

         "Tower Structures" shall mean communications tower structures situated at the locations that are identified in Schedule 1.8 (excluding any Rejected Sites), and owned by Powertel or the Sellers, and all of Powertel's and the Sellers' right, title and interest therein or appurtenant thereto, including rights to all power poles; equipment or other foundations (if any) that are not used or occupied by Powertel or the Sellers; equipment platforms (if any) that are not in use and that are located on towers at heights other than the heights at which Powertel's and the Sellers' antennae or other equipment are located; attached tower lighting equipment; alarm systems; grounding systems; and physical improvements on each Tower Site, including without limitation fencing; along with any tenant leases, easement rights necessary for access to the Tower Structure and for location of the Tower Structure and guy wires, if any, associated therewith; provided however, such term does not include any Excluded Assets or any equipment, property or other assets placed upon the Tower Structures or Tower Sites by third parties pursuant to Tower Leases or other Contracts.

         "Transaction Documents" means, collectively, this Agreement, the Master Lease, the CCIC Guaranty, the Powertel Guaranty and the Escrow Agreement.

         "Unavoidable Delay" means an act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials, or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, a taking by eminent domain, requisition, laws, orders of government or courts, or civil or military or naval authorities, or any other cause whether similar or dissimilar to the foregoing, not within the reasonable control of Powertel or Sellers, including delays caused by CCIC or Buyer and reasonable delays for adjustments of insurance.

                                    ARTICLE 2

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

         2.1 ASSETS. Subject to the terms and conditions of this Agreement, Powertel and each of the Sellers shall grant, convey, sell, assign, transfer and deliver to Buyer on the Closing Date, and Buyer shall purchase on the Closing Date from Powertel and each of the Sellers, all right, title and interest of Powertel or the respective Seller in and to all of the assets, properties and rights of Powertel or the respective Seller specifically set forth below in this
Section 2.1 (collectively the "Assets"), subject to the Permitted Encumbrances:

             (a)    all Tower Structures;

             (b) all of Powertel's and the respective Seller's rights to all Tower Sites;

             (c)    all Tower Related Assets; and

             (d) all rights under any Governmental Permits (excluding FCC licenses) held with respect to the ownership or use of the Tower Structures or Tower Sites, except to the extent such Governmental Permits are not transferrable to the Buyer and to the extent (and only to the extent) any such Governmental Permits are needed by Powertel or the Sellers in the operation of their businesses.

         2.2 EXCLUDED ASSETS. All assets of Powertel, Sellers and their respective Affiliates not set forth in Section 2.1 shall be excluded from the Assets and retained by Powertel, Sellers and their respective Affiliates, including, without limitation, the following (collectively, "Excluded Assets"):

             (a) all equipment foundations used or occupied by Powertel or the Sellers; existing equipment cabinets, shelters and buildings used or occupied by Powertel or the Sellers; mounting platforms used or occupied by Powertel or the Sellers; wiring; coaxial cabling; conduits; microwave dishes and other transport related equipment and housings; cable; equipment generators; fuel tanks; electrical panels; the single power pole at each Tower Site that serves as the point of demarcation between Powertel and/or Sellers and the utility service provider; the utility service entrance equipment (including conduits and wiring) connecting such power pole to any of Powertel's and/or the Sellers' equipment; power protection and connection boxes; antennas and antenna connection boxes; communications and other radio equipment and amplifiers; waveguides and ice bridges;

             (b) all of Powertel's, the Sellers' and their respective Affiliates' right, title and interest, whether now owned or hereafter acquired, in and to all equipment purchased with advances under the Amended and Restated Credit Agreement dated as of February 6, 1998 among Powertel PCS, Inc., as borrower, the banks and other financial institutions listed on the signature pages thereof as initial lenders, and GE Capital, as agent (the "Powertel PCS Credit Agreement"), in all of its forms, wherever located, now or hereafter existing, and all fixtures and all parts thereof and all accessions thereto and all proceeds thereof (including, without limitation, proceeds that constitute property of the types described in the foregoing) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing;

             (c) the rights that accrue or will accrue to Powertel and the Sellers under this Agreement or any of the other Transaction Documents, including the consideration paid or to be paid to Powertel and the Sellers hereunder and all accounts receivable, including rents and other amounts under the Tower Leases, which accrue or are prorated prior to the Closing Date;

             (d) any claims or rights against third parties except to the extent that such claims or rights relate to Assumed Liabilities; and

             (e) all assets, properties and rights related to Rejected Sites.

         2.3 ASSUMPTION OF CERTAIN LIABILITIES; RETAINED LIABILITIES.

             (a) ASSUMPTION OF ASSUMED LIABILITIES. Subject to Section 2.3(b), as of the Closing Date, Buyer shall acquire the Assets subject only to, and Buyer and CCIC shall undertake, assume, perform and otherwise pay, satisfy and discharge, and on the terms set forth in Article 8 hold Powertel and the Sellers harmless from, the following Liabilities (collectively, the "Assumed Liabilities"):

                 (i) all Liabilities of Powertel or the Sellers under all Contracts included within the Assets (including the Site Leases, Tower Leases, Tower Equipment Leases and Tower Service Contracts), but only to the extent such Liabilities accrue or relate to the period from and after the Closing Date;

                 (ii) the rents, revenues, Taxes, charges and payments that are apportioned for the account of Buyer pursuant to Section 2.7 hereof; and

                 (iii) all Liabilities of Powertel or the Sellers, whenever and however incurred or accrued, which arise in connection with the ownership, lease, use or occupancy of or under the Assets from and after the Closing, except for the Retained Liabilities and except as may be limited pursuant to the foregoing provisions of this Section 2.3(a).

Notwithstanding the assumption of the Assumed Liabilities as set forth above, nothing herein shall be deemed or construed to relieve Powertel or the Sellers, or to be an assumption by CCIC and Buyer, of any Liability arising from any event, condition, occurrence or other matter which is the subject of a breach or Default by Powertel or the Sellers of a representation, warranty or covenant contained in this Agreement or in any Contract.

             (b) LIMITATIONS ON ASSUMPTION OF LIABILITIES. Notwithstanding
Section 2.3(a), CCIC and Buyer are not assuming under this Agreement or any Transaction Document any Liabilities that are not specifically described in
Section 2.3(a) as an Assumed Liability (each, a "Retained Liability"). On the terms set forth in Article 8, Powertel and Sellers shall hold CCIC and Buyer harmless from the Retained Liabilities. By way of example and not limitation, each of the following represents a Retained Liability: (i) any Liabilities arising out of any actual or alleged breach or nonperformance by Powertel or any of the Sellers (or their respective Affiliates) prior to the Closing of any provision of any Contract; (ii) any product liability or similar claim for injury to any Person or property, regardless of when made or asserted, that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Powertel or any of the Sellers (or their respective Affiliates), or alleged to have been made by Powertel or any of the Sellers (or their respective Affiliates), or which is imposed or asserted to be imposed by operation of Law in connection with any service performed or product sold or leased by or on behalf of Powertel or any of the Sellers (or their respective Affiliates) prior to the Closing; (iii) any federal, state, local or foreign income or other Tax payable with respect to the Assets or other properties or operations of Powertel or Sellers or any member of any affiliated group of which Powertel or Sellers are a member for any period, in each case prior to the Closing; (iv) any Liabilities arising prior to, after or as a result of the Closing to or with respect to any employees, agents or independent contractors of Powertel or any of the Sellers or their respective Affiliates or commitments to any of their respective Affiliates; (v) any Liabilities of Powertel or any of the Sellers arising from or incurred in connection with the preparation, negotiation, execution and performance of this Agreement or the other Transaction Documents except as otherwise provided herein and therein;
(vi) any Liabilities, whether known or unknown, arising from or related to (A) any violation by Powertel, the Sellers or their respective Affiliates prior to the Closing of any Environmental Laws relating to the ownership, use or occupancy of the Assets, or (B) any Environmental Condition existing prior to the Closing which Powertel, the Sellers or their respective Affiliates caused,
(vii) any Liabilities caused by or attributable to the ownership, possession, occupancy, use or operation of the Assets by Powertel or any of the Sellers (or their respective Affiliates) prior to the Closing, (viii) the rents, revenues, Taxes, charges and payments that are apportioned for the account of Powertel or Sellers pursuant to Section 2.7 hereof, (ix) any free or below market wireless or related phone services required by any Contracts to be provided to any Person, including the lessors under any Site Leases, whether such obligation accrues before or after the Closing, (x) any Liability arising out of the matters disclosed on Schedule 6.1(d) or any Liability of Powertel or the Sellers (or their respective Affiliates) arising out of any Litigation that is pending or threatened in writing to Powertel or the Sellers as of the Closing Date or any actual or alleged violation by Powertel or any of the Sellers (or their respective Affiliates) of any applicable Law prior to the Closing, (xi) any Liability of Powertel or the Sellers (or their respective Affiliates) that relates primarily to, or that arises primarily out of, any Excluded Asset, or that arises out of the ownership by Powertel, the Sellers or their respective Affiliates of the Excluded Assets or realization of the benefits of any Excluded Asset, and (xii) all other obligations or liabilities of Powertel or any of the Sellers, or any of their respective Affiliates, of any nature whatsoever (whether express or implied, fixed or contingent, known or unknown) other than the Assumed Liabilities.

         2.4 ASSIGNMENT OR SUBCONTRACTING OF PURCHASED CONTRACTS. Buyer has undertaken to furnish Powertel and Sellers with a listing, attached to this Agreement as Schedule 2.4 and made a part hereof by this reference, of all of the third party consents it reasonably believes are necessary and desirable in connection with the transfer and assignment of Contracts, including Site Leases, Tower Equipment Leases, Tower Leases and Tower Service Contracts (each a "Required Consent"). Nothing herein shall be deemed to constitute a warranty or representation on the part of Powertel or Sellers that other third party consents are not necessary or desirable in connection with the transfer and assignment of such Assets, and failure to obtain a Required Consent (or other third party consent) shall not constitute a Default under this Agreement or a failure of a condition precedent to the Closing. Powertel and Sellers will use commercially reasonable efforts to obtain the Required Consents prior to the Closing Date. To the extent that any such Required Consent is not obtained, Powertel and Sellers will subcontract to Buyer the performance of all obligations and the right to receive all benefits thereunder. To the extent the consent of the counterparty to such subcontracting is required under the terms of any such Contract, Powertel and Sellers will use commercially reasonable efforts to obtain such consent; and Powertel and Sellers will only subcontract as described in the immediately preceding sentence in those cases, if any, in which subcontracting is permitted by the Contract or applicable Law. If (and only if) such Contract is a Site Lease or Tower Lease, then the failure to obtain a Required Consent with respect to such Contract prior to May 15, 1999 shall be deemed to be a Defect and the Tower Site in question shall be deemed to be a Defective Site, and such Defect and Defective Site shall be governed by the applicable provisions of Sections 2.10 and 2.11.

         2.5 CONSENT OF THIRD PARTIES. Nothing in this Agreement shall be construed as an attempt by Powertel and Sellers to assign to Buyer pursuant to this Agreement any Contract, Governmental Permit, franchise, claim or asset included in the Assets that is by its terms or by Law nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to Powertel and Sellers would not by Law pass to Buyer as an incident of the assignments provided for by this Agreement (a "Non-Assignable Contract"). To the extent that any consent in respect of, or a novation of, a Non-Assignable Contract has not been obtained, Powertel and Sellers shall continue to use commercially reasonable efforts to obtain any such consent or novation until such time as it shall have been obtained (but in no event longer than 180 days following the Closing), and Powertel and Sellers shall use commercially reasonable efforts to cooperate with Buyer to provide that Buyer shall receive the interest of Powertel and Sellers in the benefits under such Non-Assignable Contract, including performance by Powertel and Sellers as agent if commercially reasonable, provided that Buyer shall undertake to pay or satisfy the corresponding Liabilities under the terms of such Non-Assignable Contract to the extent that Buyer would have been responsible therefor if such consent or approval had been obtained.

         2.6 BULK TRANSFER LAWS. CCIC and Buyer hereby waive compliance by Powertel and the Sellers with the provisions of any and all Laws relating to bulk transfer in connection with the sale of the Assets. Powertel and Sellers shall indemnify CCIC and Buyer from and against any and all Liabilities (including reasonable attorneys' fees) arising out of noncompliance with such bulk transfer Laws.

         2.7 CERTAIN APPORTIONMENTS. Notwithstanding any provision to the contrary in this Section 2.7 or elsewhere in this Agreement, at the Closing the following items shall be apportioned between Powertel and the Sellers, on the one hand, and CCIC and Buyer, on the other hand, with such adjustments to be made as of the Closing Date by the party that on a net basis owes money to the other party under this Section 2.7 by wire transfer of immediately available funds to such accounts as such other party shall specify in writing: (a) rents and revenues under all Contracts included in the Assets; (b) Prepaid Expenses;
(c) federal, state, local or foreign Taxes (other than income taxes) paid or payable with respect to the Assets; and (d) charges and payments under all Contracts included in the Assets. Such apportionments shall be made pro rata on a per diem basis as of the Closing Date so that all such rents, revenues, Taxes, charges and payments attributable to the period prior to the Closing Date are for the account of Powertel and Sellers; and all such rents, revenues, Taxes, charges and payments attributable to the period from and after the Closing Date are for the account of Buyer. If any of the aforesaid apportionments cannot be calculated accurately on the Closing Date, then the same shall be calculated and adjusted once by Powertel, Sellers, CCIC and Buyer after the Closing Date in accordance with the following procedures. Within five business days after the last day of the third full calendar month following the Closing Date, Powertel, Sellers, CCIC and Buyer shall exchange their respective post-Closing calculations of such apportionments. Powertel, Sellers, CCIC and Buyer shall in good faith attempt to agree upon the post-Closing apportionments on or before the last day of the fourth full calendar month following the Closing Date. If at the end of such period, Powertel, Sellers, CCIC and Buyer cannot agree on the post-Closing apportionments, Powertel, Sellers, CCIC and Buyer shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute. The Accounting Firm shall be Ernst & Young LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Powertel, Sellers, CCIC and Buyer in writing. The Accounting Firm shall be instructed to, within thirty (30) days after the submission of any disputed matters, review and resolve all such disputed matters and to report its resolution thereof to Powertel, Sellers, CCIC and Buyer, and such report shall be final, binding and conclusive on Powertel, Sellers, CCIC and Buyer with respect to all such disputed matters. The fees and expenses of the Accounting Firm incurred pursuant to this Section 2.7 shall be borne fifty percent (50%) by Powertel and Sellers on the one hand, and fifty percent (50%) by CCIC and Buyer, on the other hand. No other post-Closing apportionments shall be made by the parties. Either party owing the other party a sum of money based on the agreed-upon post-Closing apportionments shall pay said sum to the other party on or before the last day of the fifth full calendar month following the Closing Date. If payment of any such amount is not paid when due, interest shall accrue on the past due amount at a rate equal to the Prime Rate plus two percent (2%) per annum from the due date to the date of payment. The aforesaid post-Closing adjustment shall be the only post-Closing adjustment of the items to be apportioned under this Section 2.7. The provisions of this
Section 2.7 shall not affect the obligations of Powertel, Sellers, CCIC and Buyer under this Agreement with respect to the Retained Liabilities and the Assumed Liabilities, respectively.

         2.8 MASTER SITE AGREEMENT. At the Closing, Powertel and Sellers shall assign and Buyer shall assume the Master Site Agreements in the form attached hereto as Exhibit "A" (collectively, the "Master Lease") pursuant to which Buyer shall lease to certain Affiliates of Powertel and the Sellers space on the Tower Structures, with the exception of the Gray Hill, Lafayette and Senoia Tower Sites, and at the Tower Sites. CCIC shall guarantee the payment and performance of all of Buyer's obligations under the Master Lease including, without limitation, all of Buyer's obligations in respect of the Site Leases, and shall execute upon the Closing, a Guaranty (the "CCIC Guaranty") in the form of Exhibit "B." Powertel shall guaranty the payment and performance of all of the obligations of such Affiliates of Powertel and the Sellers under the Master Lease, and shall execute upon the Closing, a Guaranty (the "Powertel Guaranty") in the form of Exhibit "C."


         2.9   [intentionally deleted]

         2.10  DUE DILIGENCE.

               (a) Set forth on Schedule 1.1 to this Agreement is a list of Accepted Sites. As of the effective date of this Agreement, CCIC and Buyer have completed their due diligence review with respect to the Assets included in and related to the Accepted Sites and are prepared, subject to the terms and conditions of this Agreement, to acquire such Assets at Closing subject to the Permitted Encumbrances. Set forth on Schedule 1.3 to this Agreement is a list of Incomplete Sites. CCIC and Buyer have completed their due diligence review of such sites in all respects, except that, as indicated on Schedule 1.3, certain information regarding title and environmental matters has not yet been provided to or reviewed by Buyer or CCIC (the "Missing Information"). Set forth on Schedule 1.2 is a list of Defective Sites. CCIC and Buyer have completed their due diligence review of such sites in all respects except as indicated on
Schedule 1.2. Described in reasonable detail on Schedule 1.2 are certain Defects which CCIC and Buyer have identified with respect to such Defective Sites. As of the effective date of this Agreement, such Defects do not include the failure to obtain Required Consents, but such failure shall be deemed to be a Defect pursuant to Section 2.4 to the extent Required Consents are not obtained prior to May 15, 1999. Schedule 1.2 also includes, with respect to each such Defect, a description in reasonable detail of the curative action that CCIC and Buyer recommend Powertel and/or Sellers to take with respect to such Defect.

               (b) From and after the effective date of this Agreement, Powertel and Sellers shall use their commercially reasonable efforts to locate all Missing Information and to provide all Missing Information to CCIC and Buyer. With respect to each Incomplete Site, Powertel and Sellers shall provide CCIC and Buyer with written notice when, in Powertel's and Sellers' good faith belief, Powertel and Sellers have provided all Missing Information to CCIC and Buyer with respect to each such Incomplete Site (a "Completion Notice"). CCIC and Buyer shall use commercially reasonable efforts to complete their due diligence investigation with respect to Missing Information as soon as reasonably practicable following the receipt of such information.

               (c) Following the receipt and review by CCIC and Buyer of Missing Information with respect to each Incomplete Site, but in all events within 15 days of receipt of a Completion Notice with respect to an Incomplete Site, CCIC and Buyer shall: (i) provide Powertel and Sellers with written notice that CCIC and Buyer have satisfactorily completed their due diligence investigation with respect to such Incomplete Site and are prepared, subject to the terms and conditions of this Agreement, to acquire such Assets at Closing subject to the Permitted Encumbrances, in which case such Incomplete Site shall be and become an Accepted Site, and such site shall be deemed to be removed from Schedule 1.3 and placed on Schedule 1.1; (ii) provide Powertel and Sellers with written notice (A) that states that CCIC and Buyer have determined in good faith that the Missing Information is incomplete in a material way for the purpose of CCIC and Buyer satisfactorily completing their due diligence investigation and (B) that describes in reasonable detail the manner in which the Missing Information remains incomplete, in which event the incomplete information shall continue to constitute Missing Information; or (iii) if, and only if, such Missing Information reveals a Defect in the reasonable opinion of CCIC and Buyer, such Incomplete Site shall be a Defective Site, and such site shall be deemed to be removed from Schedule 1.3 and added to Schedule 1.2 and the provisions of
Section 2.10(d) shall apply; provided, however, that Powertel and Sellers shall have the right to dispute in good faith whether a problem or defect constitutes a Defect (as defined herein) and to invoke the procedures described in Section
10.2 of this Agreement. (For purposes of this subparagraph (c), a Defect may only include (1) a Defect of the nature and type set out in Schedule 1.2, or (2) an Encumbrance which is not a Permitted Encumbrance and (x) would not reasonably be expected to result in a Material Adverse Effect or (y) was not created or incurred by Powertel, any of the Sellers or their respective Affiliates.) CCIC and Buyer shall be precluded from designating any Accepted Site as either an Incomplete Site or Defective Site, except pursuant to Section 2.4 and Section 2.11(c) and may only designate any Incomplete Site as a Defective Site based upon their review of Missing Information or upon notice from Powertel and Sellers that such Missing Information does not exist or is not in the possession or custody of Powertel or the Sellers and, therefore, cannot be delivered.

               (d) Powertel and Sellers shall have the right, prior to the date of Closing, to cure Defects that exist with respect to the Defective Sites. Powertel and Sellers shall provide CCIC and Buyer with notice of any cure effected with respect to a Defective Site (a "Cure Notice"), and shall request CCIC's and Buyer's consent to remove such Defective Site from Schedule 1.2 to
Schedule 1.1. The Cure Notice shall describe in reasonable detail the cure which Powertel and the Sellers reasonably believe in good faith should cause the Defective Site to be removed from Schedule 1.2, and shall include a copy of any instrument, document or other writing which evidences the curative action taken. Within 15 days of receipt of a Cure Notice with respect to a Defective Site, CCIC and Buyer shall: (i) provide Powertel with written notice that CCIC and Buyer have satisfactorily completed their due diligence investigation of the curative action taken with respect to such Defective Site and are prepared, subject to the terms and conditions of this Agreement, to acquire such Assets at Closing subject to the Permitted Encumbrances, in which case such Defective Site shall be and become an Accepted Site, and such site shall be deemed to be removed from Schedule 1.2 and placed on Schedule 1.1; or (ii) provide Powertel with written notice (A) that states that CCIC and Buyer have determined in good faith that the curative action taken is incomplete in a material way for the purpose of curing the Defect in question and (B) that describes in reasonable detail the manner in which the Defect remains uncured and describes the curative action that would cure such Defect, in which event the Defect shall continue as such and the site in question shall remain a Defective Site. A Defect that exists solely by reason of a Required Consent that needs to be obtained shall be deemed to have been cured by Powertel or Sellers obtaining such Required Consent prior to Closing or by entering into a subcontracting or similar arrangement pursuant to Section 2.4. Other Defects set forth on Schedule 1.2 shall be deemed to have been cured by Powertel or Sellers completing the curative actions set forth on Schedule 1.2; provided, however, that CCIC and Buyer shall not unreasonably withhold their consent to removing a Defective Site from Schedule
1.2 upon Powertel or Sellers effecting any other reasonable cure to or of such Defect.

         2.11  REJECTED SITES.

               (a) At least 15 days prior to Closing, CCIC and Buyer shall provide notice to Powertel and Sellers as to whether Buyer desires to purchase any Assets that are Defective Sites or Incomplete Sites; any such sites which Buyer desires to purchase shall be deemed to be Accepted Sites and shall be deemed to be removed from Schedule 1.2 or 1.3, as the case may be, and added to
Schedule 1.1, and the Closing Certificate may be modified by Powertel and Sellers to qualify or omit the representations and warranties of Powertel and the Sellers with respect to the applicable Defect with no adjustment to the Purchase Price. Such sites shall be transferred and conveyed at the Closing subject to both the Defect and the Permitted Encumbrances. (Notwithstanding any notice to Powertel and Sellers that Buyer desires to purchase any Assets that are Defective Sites or Incomplete Sites, for a period of five days after its receipt of such notice, Powertel and Sellers shall have the right to notify CCIC and Buyer that they have elected to not sell a site (i) which contains, or which Powertel and Sellers reasonably believe may contain, an Environmental Condition that Powertel and Sellers desire to correct at their cost, or (ii) in the case of a failure to obtain a Required Consent or other material consent or otherwise if in Powertel's and Sellers' reasonable judgment such Defect would adversely affect under the Master Lease Powertel's or Sellers' use, occupancy or operation of the Defective Site in any material way; any such site not sold shall be deemed to be a Rejected Site. CCIC and Buyer shall have the right to dispute in good faith an election by Powertel and Sellers to not sell a site for one of such reasons and to invoke the procedures described in Section 10.2 of this Agreement.)

               (b) Immediately prior to Closing, all Defective Sites and Incomplete Sites which are not being sold to Buyer pursuant to Section 2.11(a) shall be designated as rejected sites (the "Rejected Sites") and shall be removed from Schedules 1.2 and 1.3 and placed on Schedule 2.11, and the Purchase Price shall be adjusted as provided in Section 3.2.

               (c) At least 15 days prior to the Closing Date, Powertel and Sellers shall deliver to CCIC and Buyer, a list of those Assets (identified by Tower Site) set forth on Schedules 1.1, 1.2 or 1.3 with respect to which Powertel and Sellers are unable to make one or more of the representations and warranties set forth in Section 6.2 or are unable to obtain a Required Consent. Such notice shall identify (i) such Assets, (ii) the representations and warranties which cannot be given (identified by reference to the appropriate subsection of this Agreement) or that a Required Consent cannot be obtained, and
(iii) the specific circumstance ("Circumstance") which, in the opinion of Powertel and Sellers, prevents them from making such representations and warranties. With respect to the Assets (identified by Tower Site) identified in such notice, CCIC and Buyer shall have the right to either (A) designate each such Asset (identified by Tower Site) to be a Rejected Site and adjust the Purchase Price as provided in Section 3.2, or (B) acquire such Asset at the Closing without an adjustment to the Purchase Price, in which event all such sites shall be deemed to be Accepted Sites and shall be deemed to be removed from Schedule 1.2 or 1.3, if applicable, and added to Schedule 1.1, and the Closing Certificate may be modified by Powertel and Sellers to qualify or omit the representations and warranties with respect to such Assets based upon the Circumstance applicable to such Asset. (Notwithstanding any notice to Powertel and Sellers that Buyer desires to purchase any Assets for which a Circumstance prevents Powertel and Sellers from making certain representations and warranties, for a period of five days after its receipt of such notice, Powertel and Sellers shall have the right to notify CCIC and Buyer that they have elected to not sell a site which is the subject of one of the following Circumstances, in the event (i) the site contains, or Powertel and Sellers reasonably believe it may contain, an Environmental Condition that Powertel and Sellers desire to correct at their cost, or (ii) in the case of a failure to obtain a Required Consent or other material consent or otherwise if in Powertel's and Sellers' reasonable judgment such Defect would adversely affect under the Master Lease Powertel's or Sellers' use, occupancy or operation of the site in any material way; any such site not sold shall be deemed to be a Rejected Site. CCIC and Buyer shall have the right to dispute in good faith an election by Powertel and Sellers to not sell a site for one of such reasons and to invoke the procedures described in Section 10.2 of this Agreement.) Other than as set forth in this
Section 2.11(c), no Accepted Site may become a Rejected Site pursuant to this Agreement.


         2.12  ADDITIONAL SITES.

               (a) From time to time prior to Closing, but in all events at least 15 days prior to Closing, Powertel and Sellers shall provide notice to CCIC and Buyer as to whether they desire to sell any Additional Sites. Such notice shall identify the Additional Sites and shall include due diligence materials with respect to such site. Within 5 business days of receipt of such notice and due diligence materials, CCIC and Buyer shall inform Powertel and Sellers in writing as to whether in their reasonable judgment there are any Defects or Missing Information which may affect adversely the value, ownership, operation or use of the Additional Sites by CCIC and Buyer in a material way. Missing Information as to the Additional Sites shall generally be consistent with, and conform to, the kinds and materiality of the Missing Information otherwise contained on Schedule 1.3; Defects as to the Additional Sites shall generally be consistent with, and conform to, the kinds and materiality of the Defects described in the penultimate sentence of Section 2.10(c). If CCIC and Buyer fail to provide written notice of any Defects or Missing Information as to any Additional Site within such 5 business day period, then such Additional Site shall be deemed to be an Accepted Site and shall accordingly be added to Schedule 1.1; and the Purchase Price shall be increased by $423,077 for each of such additional Accepted Sites. In the event that CCIC and Buyer furnish written notice of a Defect or Missing Information as to any of the Additional Sites, then such Additional Sites shall be deemed a Defective Site (as to any Site for which a Defect(s) is identified) or an Incomplete Site (as to any Site for which Missing Information is indicated) and handled in accordance with Sections 2.10 and 2.11 hereof; provided, however, that Powertel and Sellers shall have the right to dispute in good faith whether a problem or defect constitutes a Defect (as defined herein) and to invoke the procedures described in Section 10.2 of this Agreement. (Such Additional Sites may become Rejected Sites pursuant to the provisions of Section 2.11(b).) CCIC and Buyer acknowledge that Powertel and Sellers shall have the right, but not the obligation, to include such Additional Sites for purchase by CCIC and Buyer, but only up to and until the total number of Tower Sites to be purchased hereunder by CCIC and Buyer shall equal 650 Tower Sites. (All In-Progress Sites are also Additional Sites under this Agreement; accordingly, the provisions of this Agreement (including this Section 2.12(a)) that apply to Additional Sites shall also apply to In-Progress Sites.)

               (b) In the event CCIC and Buyer become obligated as set forth above to purchase Additional Sites which are In-Progress Sites, CCIC and Buyer shall have the right at Closing to elect from among the following modes of purchase: (i) to accept a conveyance of the In-Progress Sites at Closing subject to the provisions of this Agreement, including Section 2.12(c), but subject also to the execution of a mutually acceptable form of construction or other agreement between and among the parties, which agreement includes insurance, indemnification and other customary provisions which adequately protect CCIC and Buyer during the completion of construction; (ii) to escrow the portion of the Purchase Price allocable to the In-Progress Sites with an escrow agent and pursuant to an escrow agreement mutually acceptable to Powertel and Sellers, on the one hand, and CCIC and Buyer, on the other hand, with disbursement of such escrowed amounts to be conditioned upon timely completion of the Construction Activities and the conveyance, free and clear of any Encumbrance other than Permitted Encumbrances, of the In-Progress Sites with completed Tower Structures built thereon; or (iii) to enter into an agreement mutually acceptable to Powertel and Sellers, on the one hand, and CCIC and Buyer, on the other hand, providing for a separate Closing to occur upon timely completion of the Construction Activities. (For purposes of this Section 2.12(b), the term "Permitted Encumbrances" shall not include liens, encumbrances or other matters affecting title to the In-Progress Sites, which with the exercise by CCIC and Buyer of reasonable diligence would be disclosed by: (1) an examination of a current title commitment, search or report or the examination of public records, or (2) a current, accurate as-built boundary survey, but with regard to the foregoing matters shall only refer to those matters disclosed by: (x) the title commitment, search or report actually delivered by Powertel and Sellers to CCIC and Buyer for review, and (y) the actual survey delivered by Powertel and Sellers to CCIC and Buyer for review.)

               (c) In the event (and only in the event) that CCIC and Buyer elect to accept a conveyance of an In-Progress Site at Closing and thereby forego the escrow and deferred closing alternatives described above, then beginning on the Closing Date and until such time as both the In-Progress Site is completed and delivered to CCIC and Buyer as completed and the Initial SLA Term (as defined in the Master Lease) commences, Powertel and/or Sellers shall be obligated pursuant to the Master Lease to pay to CCIC and Buyer monthly rent at a rate of $1800.00 per month or the appropriate pro-rated portion thereof for any partial months.

               (d) Powertel and/or Sellers shall perform or cause to be performed all Construction Activities for such In-Progress Sites and shall use commercially reasonable efforts to deliver a completed Tower Structure no later than 120 days after the Closing Date subject to Unavoidable Delays; provided, however, that Unavoidable Delays shall not cause delivery of such Tower Structure to be delayed beyond 180 days after the Closing Date. Upon completion of the Construction Activities, Powertel or Sellers shall obtain and deliver to CCIC or Buyer all Governmental Permits necessary for the ownership, use or occupancy of the Tower Structure (except FCC licenses, and except to the extent and only to the extent such Governmental Permits are needed by Powertel or the Sellers in the operation of their businesses). In addition, upon completion of the Construction Activities, the parties shall enter into a Site Lease Agreement (as defined in the Master Lease) but which shall provide that the Initial SLA Term shall commence upon the 31st day following the last to occur of the following: conveyance of the In-Progress Site to Buyer and the completion and delivery of the Tower Structure to Buyer. Upon the commencement of the Initial SLA Term, the parties shall enter into a written commencement of term agreement in recordable form which shall incorporate and refer to the Master Lease and the Site Lease Agreement and which either party may file of record as an acknowledgment of the date on which the Initial SLA Term shall be deemed or stipulated to have commenced and the date on which it (and renewal terms) shall expire.

               (e) In the event Powertel and/or Sellers fail to complete construction of an In-Progress Site within the 120-day period set forth above in
Section 2.12(d), as such period may be extended for any Unavoidable Delays, then CCIC and Buyer's sole and exclusive remedy shall be to recover from Powertel and/or Sellers the sum per diem of $500.00 (not to exceed $423,077 in the aggregate) for each In-Progress Site that is not completed on or before the required completion date. Notwithstanding the foregoing, Powertel and/or Sellers shall be obligated to complete such site and deliver to CCIC and Buyers as soon as commercially practicable the applicable Assets with respect thereto not previously conveyed and delivered.

                                    ARTICLE 3

          PURCHASE PRICE, ESCROW DEPOSIT AND PURCHASE PRICE ADJUSTMENTS

           3.1 PURCHASE PRICE.

               (a) The Purchase Price for the Assets shall be an amount equal to $423,077 multiplied by the number of sites listed on Schedule 1.8 (exclusive of the Gray Hill site, identified on such Schedule by identification number I-GA-000-1000), as adjusted pursuant to the provisions of Section 3.2.

               (b) The Purchase Price shall be paid to Powertel and Sellers at Closing in immediately available funds by wire transfer pursuant to instructions provided by Powertel and Sellers. For purposes of this Agreement, "Closing" shall mean the closing of the transactions contemplated hereby. "Closing Date" shall mean the earlier of: (i) June 4, 1999; or (ii) such earlier date, if any, as shall be mutually agreeable to the parties after CCIC has completed the sale of certain securities pursuant to the Proposed Offering (or has otherwise secured adequate financing) and all other conditions precedent to Closing have been satisfied. Notwithstanding the foregoing, with respect to In-Progress Sites, for purposes of this Agreement, "Closing Date" shall mean the date Powertel and Sellers' fee or leasehold interest in the In-Progress Sites (and Assets related thereto) is transferred, assigned, and/or conveyed (whether directly or out of escrow) by Powertel and Sellers to Buyer; and "Closing" shall mean the closing with respect thereto, and the closing procedures shall be governed by the terms and provisions of Article 7.

               (c) As of the effective date of this Agreement, CCIC and Buyer shall deposit with SunTrust Bank, Atlanta ("Escrow Agent"), in Atlanta Georgia, the sum of Fifty Million Dollars ($50,000,000) (such sum, together with interest to accrue thereon and any additional amounts which may be deposited by CCIC and Buyer pursuant to Section 4.2(a), being the "Escrow Deposit") in cash to be held in escrow by the Escrow Agent in accordance with this Agreement and the Escrow Agreement. The Escrow Agent shall hold and invest the Escrow Deposit as provided in the Escrow Agreement. Upon the Closing, the Escrow Deposit shall be delivered by the Escrow Agent to Powertel and Sellers and shall be credited against the Purchase Price, with any balance thereof delivered to CCIC and Buyer. If the Closing contemplated by this Agreement does not occur, the Escrow Deposit shall be delivered by the Escrow Agent as provided in this Agreement and the Escrow Agreement.

           3.2 PRE-CLOSING ADJUSTMENTS TO PURCHASE PRICE.

               (a) At the Closing, for each Rejected Site, the Purchase Price for the Assets shall be reduced by an amount equal to $423,077, and for each Additional Site (that does not become a Rejected Site), the Purchase Price shall be increased by an amount equal to $423,077.

               (b) CCIC and Buyer acknowledge that a number of the Site Leases contain provisions whereby the lessors thereunder may have a right to share in certain revenues received by the lessees thereunder in connection with Tower Leases ("Revenue Sharing Site Leases"). With respect to such Revenue Sharing Site Leases, Powertel and Sellers shall pay to CCIC and Buyer, at Closing, as a credit against the Purchase Price the sum of Three Hundred Eighty-Three Thousand and No/100 Dollars ($383,000.00). Such payment shall constitute additional consideration and compensation for the acceptance by CCIC and Buyer of the sites affected by such Revenue Sharing Site Leases without requiring additional reimbursement in any amount from Powertel and Sellers for any revenue sharing payments by CCIC or Buyer to the lessors thereunder.

           3.3 POST-CLOSING ADJUSTMENTS. Schedule 3.3 contains a list of certain third party leases or licenses covering the Tower Structures which were entered into by Powertel or Sellers (or their respective Affiliates) as lessors pursuant to a swap or other arrangement where the monthly rental rate for such agreement is less than $1,500 per month (each, a "Swap Lease Agreement"). With respect to each Swap Lease Agreement covering any of the Tower Structures, on or before the tenth day of each calendar month from and after the Closing Date until the time specified in the last sentence of this Section 3.3, Sellers and Powertel shall pay to Buyer an amount equal to the difference, if any, between (i) the monthly rent that Buyer would have received under the Swap Lease Agreement if the rents payable by the third party lessee thereunder were set at rental rates which would result in an average of $1,500 per month under all of the Tower Leases existing immediately prior to Closing for no more than a 12-panel antenna array, and (ii) the monthly rent receivable by Buyer under the Swap Lease Agreement. To the extent that it is determined that a payment shall be due from Powertel or Sellers to Buyer under this Section 3.3, the parties shall prepare an amended
Schedule 3.3 as of the Closing Date which shall allocate to each such Swap Lease Agreement included thereon an equitable portion of the total amount due under this Section 3.3. Such amended Schedule 3.3 shall be mutually agreed upon by the parties hereto. The payment obligation of Powertel or the applicable Seller under the preceding sentence with respect to a particular Swap Lease Agreement shall terminate on the date that the third party lessee no longer has lease rights under the Swap Lease Agreement with respect to the subject Tower Structure.

           3.4 PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated among the Assets in accordance with Schedule 3.4. Such allocation shall be used for federal income tax reporting purposes pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended.

           3.5 ESCROW AGREEMENT. On or before March 16, 1999, the parties hereto, together with the Escrow Agent, shall execute and deliver the Escrow Agreement in the form attached hereto as Exhibit "D" (the "Escrow Agreement") pursuant to which the Escrow Deposit or portions thereof shall be held, invested and disbursed.

                                    ARTICLE 4

                           AGREEMENTS PENDING CLOSING

           4.1 AGREEMENTS OF POWERTEL AND SELLERS PENDING THE CLOSING. Powertel and Sellers covenant and agree that, pending the Closing, except as otherwise agreed to in writing by CCIC and Buyer, and except in connection with the performance of the transactions contemplated hereby:

               (a) BUSINESS IN THE ORDINARY COURSE. Powertel and Sellers shall operate, repair, maintain and service the Assets and the Assumed Liabilities in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Laws and Governmental Permits and, to the extent consistent therewith, use all reasonable efforts to preserve the relationships with lessors, lessees and others having business dealings with the business of the Assets, provided that Powertel and Sellers may enter into amendments and modifications of Site Leases and Tower Leases to the extent authorized by this Agreement and may enter into new Tower Leases (and term sheets and binding and non-binding letters of intent regarding Tower Leases) with respect to the Tower Structures in the ordinary course consistent with past practice, subject, however, to the provisions of
Section 4.1(g). Powertel and Sellers will insure the Assets and their operations from casualty consistent with past practice.

               (b) UPDATE SCHEDULES. Subject to the right set out in this
Section 4.1(b) to update Schedules, on or before April 30, 1999, Powertel and Sellers shall deliver to CCIC and Buyer the Schedules which are contemplated by
Section 6.2, using commercially reasonable efforts to provide as complete information on such Schedules as is available to Powertel and Sellers at the time the Schedules are prepared. Until the Closing Date, Powertel and Sellers shall from time to time, as necessary, disclose in writing to CCIC and Buyer any information contained in their representations and warranties or any of the Schedules hereto which is incomplete or is no longer correct after the date hereof. To the extent any such disclosure necessitates a modification to any Schedule hereto to make the information provided in such Schedule true and correct, the parties shall execute an amendment or other writing which evidences the necessary modification to such Schedule; provided, however, that if such disclosure constitutes an Encumbrance that does not constitute a Permitted Encumbrance or, in the reasonable opinion of CCIC and Buyer has or is reasonably likely to have a Material Adverse Effect, CCIC and Buyer shall have the right to designate in a modified Schedule, at the time of such modification, that the Tower Site in question is a Defective Site and such new disclosure which has or is reasonably likely to have a Material Adverse Effect or which constitutes an Encumbrance that does not constitute a Permitted Encumbrance is a Defect (but only if and to the extent such Defect would qualify as such based on the standards required by the penultimate sentence of Section 2.10(c)), and such Defective Site and Defect shall be governed by the applicable provisions of Sections 2.10 and 2.11. Any disclosures made by Powertel and Sellers in accordance with the provisions of this Section 4.1(b) shall be deemed to modify, amend or supplement the representations and warranties of Powertel and Sellers and the Schedules hereto for the purposes of this Agreement, including without limitation, Article 8 hereof.

               (c) CONDUCT OF BUSINESS. Powertel and Sellers shall cooperate with CCIC and Buyer and use their reasonable efforts to cause all of the conditions to the obligations of CCIC, Buyer, Powertel and Sellers under this Agreement to be satisfied on or prior to the Closing Date.

               (d) SALE OF ASSETS. Without limiting the generality of Section 4.1(c) and except for conveyances to Buyer contemplated hereby or interim conveyances from any Affiliates of Powertel or the Sellers to Powertel or the Sellers, Powertel and the Sellers shall not, directly or indirectly, sell or encumber all or any part of the Assets or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing. Notwithstanding the foregoing, but subject to the provisions of
Section 4.1(f), Powertel and Sellers shall have the right to enter into Site Leases, Tower Leases, term sheets and binding and non-binding letters of intent (or terminations, modifications, amendments, renewals or extensions of any of the foregoing) in the ordinary course of business prior to the Closing, subject to the terms and provisions of this Agreement, including Section 4.1(g).

               (e) ACCESS. Powertel and Sellers shall give to CCIC's and Buyer's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Assets or the Assumed Liabilities and shall permit them to consult with the officers, employees, accountants, counsel and agents of Powertel and Sellers for the purpose of making such investigation of the Assets or the Assumed Liabilities, as CCIC and Buyer shall desire to make, provided that such investigation shall not unreasonably interfere with the business operations of Powertel and Sellers. Furthermore, Powertel and Sellers shall furnish to CCIC and Buyer or provide CCIC and Buyer access to all such documents and copies of documents and records and information with respect to the Assets or the Assumed Liabilities and copies of any working papers relating thereto as CCIC and Buyer shall from time to time reasonably request and shall permit CCIC and Buyer and their agents to make such physical inventories and inspections of the Assets or of Powertel and the Sellers as CCIC and Buyer may reasonably request from time to time. Notwithstanding the foregoing provisions of this Section 4.1(e), Powertel and Sellers shall not be required to provide any such information to CCIC and Buyer if, in the reasonable determination of the general counsel of Powertel, access to such information by CCIC and Buyer is prohibited by the provisions of any confidentiality agreements binding upon Powertel or any of the Sellers or by applicable Law.

               (f) NO SOLICITATION. With respect to the Assets, Powertel and Sellers shall not, nor shall any of them authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by any of them to: (i) solicit, initiate or encourage the submission of any "other bid," (ii) enter into any agreement (including, without limitation, any term sheet or binding or non-binding letter of intent) with respect to any other bid or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any other bid. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of Powertel or Sellers or any investment banker, attorney or other advisor or representative of Powertel or Sellers shall be deemed to be a breach of this
Section 4.1(f) by Powertel and Sellers. Powertel and Sellers promptly shall advise CCIC and Buyer orally and in writing of any other bid or any inquiry with respect to or which could lead to any other bid and the identity of the person making any such other bid or inquiry. As used in this Section, "other bid" shall mean any proposal to acquire in any manner any of the Assets, other than (A) the transactions with CCIC and Buyer contemplated by this Agreement and (B) any Excluded Asset.

               (g) MARKETING AGREEMENT. Powertel and Sellers shall allow CCIC and/or Buyer to act as Powertel's and Sellers' sole third party agent for purposes of marketing for rental to others available space on the Tower Sites and Tower Structures for the installation, operation and maintenance of wireless communications antennas and equipment on terms and conditions as may be mutually agreed upon by all parties, including CCIC and Buyer. Notwithstanding the foregoing, Powertel and/or Sellers shall have the right to continue to market all such Tower Sites and Tower Structures on its or their own behalf, provided that Powertel and Sellers shall provide CCIC and Buyer the right to review and approve any prospective Tower Lease (or term sheets or binding or non-binding letters of intent regarding the same); provided, however, such approval by CCIC and Buyer shall not be unreasonably withheld or delayed. Failure by CCIC and Buyer to approve any Tower Lease (or term sheets or binding or non-binding letters of intent regarding the same) proposed by Powertel and/or Sellers within 5 business days after submittal of the terms thereof to CCIC and Buyer shall be deemed approval. Any Tower Lease entered into by

Powertel and/or Sellers in accordance with this Section 4.1(g) shall, upon such execution, be included in Schedule 1.7 hereto. Powertel and/or Sellers shall have the right to terminate, modify, amend, renew or extend Site Leases and Tower Leases in the ordinary course of business prior to the Closing, provided that Powertel and Sellers shall provide CCIC and Buyer the right to review and approve any such prospective action; provided, however, such approval by CCIC and Buyer shall not be unreasonably withheld or delayed; and provided further that approval by CCIC and Buyer shall not be required for renewal or extension of any Site Leases or Tower Leases to the extent deemed reasonably necessary by Powertel or Sellers to avoid expiration or termination thereof. Failure by CCIC and Buyer to approve any such prospective action proposed by Powertel and/or Sellers within 5 business days after submittal of the terms thereof to CCIC and Buyer shall be deemed approval.

               (h) MEMORANDA OF AGREEMENT. From and after the effective date of this Agreement, Powertel and Sellers shall use commercially reasonable efforts to obtain and record a memorandum of lease or memorandum of agreement with respect to each Leased Site for which a Site Lease or memorandum thereof is not already recorded; such efforts shall continue until the earlier of (i) one year after the Closing Date or (ii) when all but 30 or fewer Site Leases or memoranda thereof have been duly recorded. Each such memorandum (a "MOA") shall be executed by each of the parties to the Site Lease and recorded in the appropriate records of the county where the Leased Site is located. A Site Lease executed in recordable form may be recorded in lieu of recording a MOA. At the Closing, Powertel, Sellers and Buyer shall execute and record forms of memoranda of assignment and other mutually acceptable documents evidencing the assignment, transfer and conveyance of Powertel's and Sellers' interests in the Site Leases to Buyer; upon the request of Buyer, such memoranda and instruments may also or alternatively be executed and recorded at the time any MOA may be recorded subsequent to the Closing Date.

         Powertel and Sellers jointly and severally shall indemnify, defend and hold and save CCIC and Buyer and their respective officers, directors, employees and agents harmless from and against any, Loss arising from a Third Party Claim seeking or threatening judicial or non-judicial foreclosure of an Intervening Encumbrance; provided, however, that (i) any claim for indemnification hereunder must be made by the indemnified party (evidenced by written notice to Powertel and Sellers) within two years of (A) the Closing Date in the case of each Site Lease or MOA recorded prior thereto, or (B) the date the Site Lease or MOA is recorded in the case of recordation taking place after the Closing Date (but in no event later than three years after the Closing Date), and (ii) Powertel and Sellers shall only be liable under the provisions of this Section 4.1(h) for an aggregate amount up to $1,000,000. The provisions of Article 8 of this Agreement shall otherwise apply and govern claims for indemnification under this Section 4.1(h).

         4.2   AGREEMENTS OF CCIC AND BUYER PENDING THE CLOSING.

               (a) COMMENCEMENT OF SECURITIES OFFERING; EVIDENCE OF FINANCING ALTERNATIVE. On or before March 19, 1999, CCIC shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") seeking to register at least $225,000,000 of debt and/or equity securities (such amount to be determined by reference to the "Proceeds to Company" column on the first page of the prospectus that is part of the Registration Statement). The registration statement for the offering (the "Proposed Offering") shall indicate that the Proposed Offering is to be firmly underwritten by the managing underwriter (or one of the co-managing underwriters) of CCIC's initial public offering of common stock, or by another investment banking firm of national stature and reputation. The Registration Statement shall indicate that at least $225,000,000 of the proceeds from such Proposed Offering shall be dedicated to the payment of the Purchase Price. CCIC shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as expeditiously as possible following filing of the Registration Statement.

         CCIC shall be required to provide Powertel with a Financing Assurance (as defined below) within five days (but in no event later than June 4, 1999) of the occurrence of any of the following: (i) on March 19, 1999, if CCIC has not previously filed its Registration Statement on or before such date; (ii) the Registration Statement, as filed or amended, indicates that less than $225,000,000 of the proceeds from the Proposed Offering shall be dedicated to the payment of the Purchase Price; (iii) the date that CCIC withdraws or abandons the Registration Statement or otherwise determines not to proceed with the offering contemplated by the Registration Statement; or (iv) on May 15, 1999 if CCIC has not commenced presentations to institutional investors using the preliminary prospectus that is part of the Registration Statement by such date or, after commencement of such presentations, the date that either CCIC or the managing underwriters of the Proposed Offering terminates or abandons such presentations and does not proceed to the pricing of the Proposed Offering. CCIC shall promptly provide Powertel with written notice upon the occurrence of any of the events set out in the preceding sentence. The term "Financing Assurance" shall mean adequate written assurance, as determined by Powertel and the Sellers in their sole but reasonable discretion acting in good faith, of the existence of at least one alternative financing source which in Powertel's reasonable judgment provides it adequate assurance that CCIC will have on hand a minimum of $225,000,000 (not including amounts held in escrow pursuant to this Agreement) in cash in the aggregate to apply to the Purchase Price at the Closing.

         Powertel and Sellers shall have five days after delivery of such Financing Assurance to, in writing, accept (an "Acceptance") or reject (a "Rejection") such Financing Assurance (with such Acceptance or Rejection to be determined in Powertel and Sellers' sole and reasonable discretion). Failure by Powertel and Sellers to timely deliver an Acceptance or Rejection shall be deemed to constitute their Acceptance of such Financing Assurance. In the event Powertel and Sellers timely deliver to CCIC a Rejection of such Financing Assurance, CCIC shall have ten days from the date of its receipt of the Rejection (but in no event beyond June 4, 1999) to deliver the additional sum of $225,000,000 to the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement; at the Closing, the Escrow Agent shall deliver the Purchase Price (as adjusted pursuant to the terms of this Agreement) to Powertel and the Sellers, provided CCIC and Buyer close the transaction contemplated by this Agreement. In the event CCIC fails to deliver such additional sum into escrow as provided in the preceding sentence, Powertel and Sellers shall have the right, by delivery of a written notice ("Termination Notice") delivered to CCIC and Buyer upon the earlier of (i) June 4, 1999 (or the Closing Date, if later); or (ii) within 5 business days following the last day of the ten day period referred to in the preceding sentence, to terminate this Agreement with no liability to Powertel or the Sellers. In the event Powertel and Sellers terminate this Agreement pursuant to the preceding sentence: (i) on or prior to May

15, 1999, the Escrow Agent shall pay $10,000,000 to Powertel and Sellers as liquidated damages hereunder and not as a penalty; (ii) after May 15, 1999 but before June 4, 1999, the Escrow Agent shall pay $25,000,000 to Powertel and Sellers as liquidated damages hereunder and not as a penalty (either payment, an "Early Termination Payment"); and the balance of the Escrow Deposit shall be delivered by the Escrow Agent to CCIC and Buyer. Any such termination of this Agreement and the right to receive such applicable liquidated damages amount described in the preceding sentence shall constitute the sole and exclusive remedies of Powertel and Sellers under this Agreement, notwithstanding any other provision of this Agreement (including Section 10.1(c)) to the contrary. If, on June 4, 1999, or if later, the Closing Date, Powertel and Sellers have fulfilled all of their obligations and conditions precedent to Closing in all material respects and have not defaulted or breached their obligations hereunder, and CCIC and Buyer are unable or unwilling to acquire the Assets upon the terms set forth in this Agreement, including, without limitation, to make the deliveries set forth in Section 7.3 and to deliver the Purchase Price (as adjusted pursuant to the terms of this Agreement), then the Escrow Agent shall pay $50,000,000 of the Escrow Deposit as liquidated damages to Powertel and Sellers (as provided in Section 10.1(c)).

         Notwithstanding Section 10.10 hereof, all notices to be delivered pursuant to this Section 4.2(a) shall be in writing and must be given (and shall be effective upon the date transmitted when given) by facsimile if confirmed within twenty-four (24) hours thereafter by a signed original sent by nationally recognized express courier service for next day delivery.

               (b) CONDUCT OF BUSINESS. CCIC and Buyer shall cooperate with Powertel and Sellers and use their reasonable efforts to cause all conditions to the obligations of CCIC and Buyer under this Agreement to be satisfied on or prior to the Closing Date.

               (c) QUALIFICATION TO DO BUSINESS. Prior to the Closing Date, Buyer shall qualify to do business in any jurisdiction where the ownership, use or occupancy of the Assets would require Buyer to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect taken as a whole.

         4.3   AGREEMENTS OF THE PARTIES PENDING CLOSING.

               (a) APPROVALS AND CONSENTS AND REGULATORY FILINGS.

                   (i) Each party hereto agrees to use commercially reasonable efforts to comply with all legal requirements which may be imposed on such party with respect to the transactions contemplated by this Agreement and the Transaction Documents and to obtain all consents, orders and approvals of Governmental Authorities that may be or become necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Without limitation, if required by applicable Law, CCIC, Buyer, Powertel and Sellers shall each use commercially reasonable efforts to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than twenty (20) days after the date hereof and shall promptly respond to any request for additional information with respect thereto. Each such filing shall request early termination of the waiting period imposed by the HSR Act. Each of the parties shall furnish to the others such necessary information and reasonable assistance as such other party may request in connection with its preparation of any filing or submission required under the HSR Act. The parties shall keep each other apprised of the status of any communications with, and any inquires or requests for additional information from, the Federal Trade Commission and the Department of Justice and shall comply with any such inquiry or request. The parties hereto shall use their reasonable efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated by this Agreement. For purposes of this Section 4.3(a)(i) reasonable efforts shall not include CCIC's or Buyer's agreement to hold separate and divest any of the Assets or CCIC's or Buyer's other properties or operations or those of its Affiliates. In the event approval under the HSR Act is conditioned upon CCIC or Buyer or their respective Affiliates divesting all or any part of the Assets or other properties or operations, CCIC and Buyer shall have the right to terminate this Agreement (and receive the return of the Escrow Deposit) by providing written notice of such election to Powertel and Sellers. Should CCIC and Buyer terminate the Agreement pursuant to this Section, no party shall have any further obligations or commitments under this Agreement.

                  (ii) Notwithstanding anything else to the contrary contained in this Agreement, none of the parties to this Agreement shall have any obligation to oppose, challenge or appeal any suit, action or proceeding by any Governmental Authority before any court or Governmental Authority, agency or tribunal, domestic or foreign or any order or ruling by any such body (A) seeking to restrain or prohibit or restraining or prohibiting the consummation of the transactions contemplated by this Agreement and the Transaction Documents, or (B) seeking to compel or compelling CCIC, Buyer, Powertel or Sellers, or any of their respective Affiliates, to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of CCIC, Buyer, Powertel or Sellers or any of their respective Affiliates.

              (b) SEC RULES. In connection with CCIC's Proposed Offering of securities referred to in Section 4.2, the parties acknowledge that CCIC and/or Buyer will need to comply with certain SEC rules, including Rule S-X. Accordingly, Powertel and Sellers agree to provide CCIC's and Buyer's auditors access to books and records related to such historical operations, and to provide assistance to such auditors in the completion at CCIC's or Buyer's expense of their examination and audit, including customary representation letters as prescribed by the American Institute of Certified Public Accountants related to the financial statements. Notwithstanding any provision of this Agreement to the contrary (including Section 10.17), each party to this Agreement shall have the right to disclose such information regarding this Agreement and the transactions contemplated hereby as may be required by applicable Law, including federal securities law and stock exchange rules; provided, however, that Powertel shall have the right to review and approve of any disclosure regarding Powertel or the transaction contemplated hereby at least one business day prior to the filing of any documents with the SEC or the distribution of offering materials to private investors (such approval not to be unreasonably withheld).

              (c) PRESS RELEASES. At the time this Agreement is executed by the parties, or immediately thereafter, notice to third parties of the transactions contemplated by this Agreement shall be given to the public pursuant to a mutually agreeable form of press release.

                                    ARTICLE 5

                       CONDITIONS PRECEDENT TO THE CLOSING

         5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CCIC AND BUYER. All obligations of CCIC and Buyer under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

              (a) REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The representations and warranties of Powertel and/or Sellers contained in this Agreement or in any Schedule, certificate or document delivered by Powertel or Sellers to Buyer pursuant to the provisions hereof shall have been true in all material respects on the date hereof to the extent required by the terms hereof and shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date, in each case taking into account any Schedule updates after the date hereof contemplated by Section 4.1(b).

              (b) COMPLIANCE WITH THIS AGREEMENT. Powertel and Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, except for non-performances or non-compliances which result in an adjustment pursuant to Section 3.2 hereof.

              (c) CLOSING CERTIFICATES. CCIC and Buyer shall have received the Closing Certificate, and other certificates from Powertel and Sellers dated the Closing Date certifying in such detail as CCIC and Buyer may reasonably request that the conditions specified in Sections 5.1(a) and (b) hereof have been fulfilled.

              (d) NO THREATENED OR PENDING LITIGATION. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened in writing or be pending before any court or governmental or regulatory official, body or authority in which a Person (other than a party hereto or their respective Affiliates) seeks to restrain, enjoin or prohibit the closing of the transactions contemplated hereby or otherwise seeks to obtain damages or other relief as a result of or in respect of the transactions contemplated hereby.

              (e) CONSENTS AND APPROVALS. The waiting period required under the HSR Act for the transactions contemplated hereby shall have expired or been terminated; and each governmental, judicial or regulatory official, body or authority having jurisdiction over the parties hereto to the extent that their consent or approval is required or necessary under applicable Court Orders or Laws for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

              (f) MATERIAL ADVERSE CHANGES. No Event shall have occurred which has or had a Material Adverse Effect taken as a whole on the Assets or the Assumed Liabilities.

If one or more of the foregoing conditions precedent is not fulfilled or satisfied prior to or at the Closing, provided CCIC and Buyer have not otherwise defaulted in or breached their obligations under this Agreement and have fulfilled their obligations and conditions precedent to Closing in all material respects, then CCIC and Buyer shall have the right to (i) proceed to Closing, in which case the unfulfilled or unsatisfied condition precedent shall be waived or deemed waived by CCIC and Buyer, (ii) terminate this Agreement, in which event (except as provided in the next subparagraph) this Agreement shall be null and void and of no further force or effect (except for Sections 6.1(i), 6.3(d), 4.3(c), 10.5 and 10.17 which shall continue) and the Escrow Deposit shall be returned to CCIC and Buyer, or (iii) exercise any other rights or remedies otherwise set out in this Agreement.

         5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF POWERTEL AND SELLERS. All obligations of Powertel and Sellers under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

              (a) REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The representations and warranties of CCIC and Buyer contained in this Agreement or in any Schedule, certificate or document delivered by CCIC or Buyer to Powertel and Sellers pursuant to the provisions hereof shall have been true in all material respects on the date hereof and shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date.

              (b) COMPLIANCE WITH THIS AGREEMENT. CCIC and Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

              (c) CLOSING CERTIFICATES. Powertel and Sellers shall have received certificates from CCIC and Buyer, dated the Closing Date, certifying in such detail as Powertel and Sellers may reasonably request that the conditions specified in Sections 5.2(a) and (b) hereof have been fulfilled.

              (d) NO THREATENED OR PENDING LITIGATION. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened in writing or be pending before any court or governmental or regulatory official, body or authority in which a Person (other than a party hereto or their respective Affiliates) seeks to restrain, enjoin or prohibit the closing of the transactions contemplated hereby or otherwise seeks to obtain damages or other relief as a result of or in respect of the transactions contemplated hereby.

              (e) CONSENTS AND APPROVALS. The waiting period required under the HSR Act for the transactions contemplated hereby shall have expired or been terminated; and each governmental, judicial or regulatory official, body or authority having jurisdiction over the parties hereto to the extent that their consent or approval is required or necessary under applicable Court Orders or Laws for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

If notwithstanding the fact that one or more of the foregoing conditions precedent may not have been fulfilled or satisfied prior to or at the Closing, and CCIC and Buyer are nevertheless ready, willing and able at the Closing to acquire the Assets upon the terms set forth in this Agreement, to make the deliveries set forth in Section 7.3 and to pay the Purchase Price (as adjusted as provided in this Agreement), then at the option of Powertel and Sellers either (i) the Closing shall occur and the unfulfilled or unsatisfied conditions precedent shall be waived or deemed waived by Powertel and Sellers, or (ii) Powertel and Sellers may elect to terminate this Agreement, in which event this Agreement shall be null and void and of no further force or effect and the Escrow Deposit shall be refunded to CCIC and Buyer. If, however, CCIC and Buyer are unable or unwilling to deliver the Purchase Price (as adjusted in this Agreement) on the Closing Date, and (i) prior to such date Powertel and Sellers have failed to exercise any remedy available to them pursuant to Section 10.1(b), and (ii) Powertel and Sellers have fulfilled all of their obligations and conditions precedent to Closing in all material respects and have not defaulted or breached their obligations hereunder, then, as provided in Section 10.1(c), the Escrow Agent shall pay Powertel and Sellers $50,000,000 from the Escrow Deposit as liquidated damages and not as a penalty.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         6.1 REPRESENTATIONS AND WARRANTIES OF POWERTEL AND SELLERS. Except as disclosed to CCIC and Buyer in (i) the Schedules to this Agreement (with each disclosure made in the Schedules in response to any Section of these representations and warranties being deemed to be disclosed in response to, and to qualify, each other Section of these representations and warranties), (ii) the documents and other materials furnished or otherwise made available to CCIC and Buyer prior to the effective date of this Agreement, including, without limitation, the title policies, commitments, searches, reports, environmental assessments, NEPA checklists and inspection reports, made available in CD-ROM format or otherwise, and (iii) the Missing Information or executed agreements, documents, reports or instruments enclosed for review by CCIC and Buyer in Cure Notices delivered to CCIC and Buyer prior to the Closing Date, and subject in all respects to any rights or obligations under this Agreement of Powertel and Sellers to update and supplement any such Schedules prior to Closing, Powertel and Sellers jointly and severally hereby represent and warrant to CCIC and Buyer as of both the effective date of this Agreement and the Closing Date, as follows:

               (a) CORPORATE. Powertel is a corporation, and the Sellers are limited liability companies, duly organized, validly existing and in good standing under the laws of the State of Delaware. Powertel and Sellers are duly qualified to do business in any jurisdiction where the ownership, use or occupancy of the Assets would require them to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect taken as a whole. Powertel and Sellers have the requisite corporate and limited liability company, as the case may be, power and authority to own, lease, use and occupy the Assets as they are now being owned, leased, used and occupied.

               (b) AUTHORIZATION. Powertel and Sellers have the requisite corporate and limited liability company, as the case may be, power and authority to execute and deliver this Agreement and the Transaction Documents to which they are a party and to perform the transactions performed or to be performed by them hereunder and thereunder. Such execution, delivery and performance by Powertel and Sellers have been duly authorized by all necessary corporate and limited liability company action, as the case may be. This Agreement, and the Transaction Documents (when entered into), constitute valid and binding obligations of Powertel and Sellers, enforceable against Powertel and Sellers in accordance with their respective terms.

               (c) CONSENTS AND APPROVALS. Except for compliance with the HSR Act, neither the execution and delivery by Powertel and Sellers of this Agreement and the Transaction Documents to which they are a party, nor the performance of the transactions performed or to be performed by Powertel and/or Sellers, will require any filing, consent or approval or constitute a Default under (i) any Law or Court Order to which Powertel and/or Sellers or any of the Assets is subject, or (ii) the Charter Documents or bylaws of Powertel or Sellers.

               (d) LEGAL PROCEEDINGS AND COMPLIANCE WITH LAWS. Except as set forth in Schedule 6.1(d), there is no Litigation that is pending or, to the knowledge of Powertel and Sellers threatened, against Powertel or Sellers (or any of their Affiliates), with respect to, or involving, any of the Assets that has had, or could reasonably be expected to have, a Material Adverse Effect. Except as set forth in Schedule 6.1(d), neither Powertel nor Sellers (nor any of their Affiliates who have previously owned any of the Assets), with respect to the Assets, are presently subject to the provisions of any Court Order and, to the knowledge of Powertel and Sellers, there has been no Default with respect to any Court Order applicable to Powertel and Sellers with respect to the Assets, except for any such Default that has not had, or could not reasonably be expected to have, a Material Adverse Effect. Except as set forth in Schedule 6.1(d), neither Powertel nor Sellers (nor any of their Affiliates who have previously owned any of the Assets) have received any notices from any Governmental Authority regarding any alleged Defaults relating to the ownership, use or occupancy of the Assets under any applicable Laws, and, to the knowledge of Powertel and Sellers, their ownership, use and occupancy of the Assets are in material compliance with applicable Laws, except for such failure of compliance that has not resulted in, or could not reasonably be expected to result in, a Material Adverse Effect.

               (e) CONTRACTS. Schedule 6.1(e) identifies all Contracts of the following types to which Powertel and/or Sellers are a party, or by which any of them are bound, with respect to the Assets (other than any Contract that is terminable by a party on not more than sixty (60) days' notice without any Liability or any Contract under which the obligation of a party (fulfilled and to be fulfilled) involves an amount of less than $50,000 (a "Minor Contract")):

                   (i) Contracts which are Site Leases, disclosing for each the location of the related Tower Site, the identity of the lessor, identification of the related Tower Site by name and number, and the amount of the rental paid to the lessor by Powertel or the Sellers thereunder for the month ended not more than forty-five (45) days prior to the date of this Agreement;

                   (ii) Contracts which are Tower Leases, disclosing for each the location of the related Tower Site, the identity of the lessee, identification of the related Tower Site by name and number, and the amount of the rental paid by the lessee to Powertel or the Sellers thereunder for the month ended not more than forty-five (45) days prior to the date of this Agreement;

                   (iii) To the knowledge of Powertel and Sellers, all Contracts which are Tower Equipment Leases, disclosing for each the location of the related Tower Site, the type of equipment leased, the identity of the lessor, and the amount of the rental paid to the lessor by Powertel or the Sellers thereunder for the month ended not more than forty-five
         (45) days prior to the date of this Agreement; and

                   (iv) To the knowledge of Powertel and Sellers, all Contracts which are Tower Service Contracts, disclosing for each the location of the related Tower Site, the identity of the service provider, the type of service provided, and the amount of the fees paid by Powertel or the Sellers to the service provider thereunder for the month ended not more than forty-five (45) days prior to the date of this Agreement.

Except for interim assignments from Powertel or its Affiliates to Sellers and except as identified in Schedule 6.1(e), and subject to any rights of Powertel and Sellers to amend, modify, renew and extend Site Leases and Tower Leases pursuant to this Agreement prior to Closing, the Contracts (including the Sites Leases and Tower Leases) have not been assigned, modified or amended.

               (f) AVAILABILITY OF DOCUMENTS. To the knowledge of Powertel and Sellers, and except for the Missing Information with respect to the Incomplete Sites (but including any such Missing Information which after the effective date of this Agreement is delivered to CCIC and Buyer), Powertel and Sellers have made available to CCIC and Buyer copies of all documents relating to the Assets to the extent in the possession or under the custody or control of Powertel or the Sellers, including without limitation all of the Contracts identified in the Schedules to this Section 6.1. To the knowledge of Powertel and Sellers, such copies are true and complete in all material respects and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

               (g) NO UNDISCLOSED LIABILITIES. There have been no liabilities or obligations (whether pursuant to Contracts or otherwise) of any kind whatsoever (whether accrued, contingent, absolute, determined, determinable or otherwise) incurred by Powertel or Sellers with respect to the Assets since December 31, 1998 and which have had or could reasonably be expected to have a Material Adverse Effect taken as a whole, other than (i) liabilities or obligations disclosed or provided for in Powertel's or Sellers' balance sheets or in the notes thereto delivered to CCIC and Buyer, (ii) non-material liabilities or obligations incurred or that have arisen in the ordinary course of business consistent with past practice, or (iii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

               (h) TAXES. Powertel and Sellers have paid, or will pay as of the Closing, any and all Taxes which may be due, or which may have been assessed but are not yet due (subject to provision and apportionment in accordance with Section 2.7 hereof), with respect to the Assets. All returns have been filed and there does not exist, and to the knowledge of Powertel or Sellers will not exist as of the Closing, any tax Liability (except for sales or transfer taxes which may be due as a result of the transactions contemplated by this Agreement) which may be asserted by any Governmental Authority against CCIC and Buyer or the Assets.

               (i) BROKER OR FINDER. No Person assisted in or brought about the negotiation of this Agreement in the capacity of investment banker, broker, agent or finder or in any similar capacity on behalf of Powertel or Sellers.

               (j) BOOKS AND RECORDS. Copies of the books and records of Powertel and Sellers provided to CCIC and Buyer prior to the effective date of this Agreement, including those in CD-ROM format, are true and correct copies of Powertel's and Sellers' books and records as regards the Assets, including all environmental and title (and title exception) information in the possession, or under the custody and control, of Powertel and Sellers. Although Powertel and Sellers have used commercially reasonable efforts to locate and furnish to CCIC and Buyer for inspection all of their books and records relating to the Assets, Powertel and Sellers make no warranty or representation that the books and records made available to CCIC and Buyer constitute all of such books and records relating to the Assets. Powertel and Sellers agree to continue using commercially reasonable efforts to locate any Missing Information and other books and records of Powertel and Sellers and deliver the foregoing to CCIC and Buyer for review prior to Closing. Powertel and Sellers agree to supplement the books and records of Powertel and Sellers prior to Closing with any additional documents relating to the Assets which may come into the possession or under the custody or control of Powertel or Sellers, or of which Powertel or Sellers have knowledge.

               (k) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, Powertel and Sellers have made reasonable efforts consistent with past practice to preserve relationships with lessors, licensors, tenants, licensees, lessees and others with whom Powertel and/or Sellers have a business or financial relationship with respect to the Assets. Except as set forth on
Schedule 6.1(k), Powertel and Sellers have conducted their operations regarding the Assets in the ordinary course of business consistent with past practice (including with respect to the collection of receivables, payment of payables and other liabilities and capital expenditures).

               (l) POWERTEL CREDIT FACILITY. None of the Assets were purchased with advances under the Powertel PCS Credit Agreement, and none of the Assets are subject to any Encumbrance created by or arising out of the Powertel PCS Credit Agreement.

               (m) IN-PROGRESS SITES. As of the effective date of this Agreement, none of the Tower Sites set forth in Schedules 1.1, 1.2 or 1.3 are In-Progress Sites.

References made in Section 6.1 to various specific Schedules are for the purpose of reference only and are not in limitation of the other qualifications set forth in Section 6.1, including the right of Powertel and Sellers to update and supplement the Schedules as provided in Section 4.1(b).

         6.2 REPRESENTATIONS AND WARRANTIES OF POWERTEL AND SELLERS AS OF THE CLOSING DATE. Subject to the terms of Section 2.11(b), at the Closing, Powertel and Sellers shall execute and deliver to CCIC and Buyer a closing certificate (the "Closing Certificate"), whereby Powertel and Sellers make certain representations and warranties to CCIC and Buyer as of the Closing Date. Except as disclosed to CCIC and Buyer in (i) the Schedules to this Agreement (with each disclosure made in the Schedules in response to any Section of these representations and warranties being deemed to be disclosed in response to, and to qualify, each other Section of these representations and warranties), as such Schedules have been updated and supplemented prior to Closing pursuant to the terms of this Agreement, and (ii) the documents furnished or otherwise made available to CCIC and Buyer prior to the Closing, including, without limitation, the title policies, commitments, searches, reports, environmental assessments, NEPA checklists and inspection reports, made available in CD-ROM format or otherwise, in the Closing Certificate Powertel and Sellers shall jointly and severally represent and warrant to CCIC and Buyer as of the Closing Date as follows:

               (a) REAFFIRMATION. Powertel and Sellers shall reaffirm and restate each of their representations and warranties set forth in Section 6.1.

               (b) TITLE TO ASSETS; CONDITION OF ASSETS. Powertel and Sellers own and will transfer to Buyer at the Closing good and marketable title to the Owned Sites, subject to the Permitted Encumbrances. Powertel and Sellers own and will transfer to Buyer at the Closing a valid leasehold interest in the Leased Sites, subject to the Permitted Encumbrances. Powertel and Sellers own and shall also transfer at Closing (with special warranty) the other Assets described in this Agreement. Except as may be provided in the Site Leases and other Permitted Encumbrances, Powertel's and Sellers' ownership of the Assets includes the right to lease or sublease to third parties space on the Tower Sites and Tower Structures. Powertel and Sellers make no representation or warranty as to the effect of the Permitted Encumbrances on Buyer's use, ownership or operation of the Assets; provided, however, that absent a default by Buyer or CCIC in the payment or performance of any Assumed Liabilities which arise from Permitted Encumbrances adversely affecting any of the Assets, neither Powertel nor Sellers (or their respective Affiliates) shall have any claim against CCIC or Buyer for breach of any warranty or representation contained in the Master Lease regarding CCIC's or Buyer's ownership and right to lease any of the Assets, or for breach of any covenant of quiet enjoyment contained in the Master Lease, to the extent such breach arises from the existence or exercise of Permitted Encumbrances as of the Closing adversely affecting the use or occupancy of the subject Assets pursuant to the terms of the Master Lease. The structural integrity, operating condition and repair of the Tower Structures as of the Closing Date will be satisfactory to Powertel and Sellers in all respects for the purpose of supporting and operating their antennae equipment and facilities pursuant to the terms of the Master Lease; provided, however, the foregoing is not intended to limit any subsequent repair and maintenance obligations of CCIC or Buyer pursuant to the terms of the Master Lease.

               (c) REAL PROPERTY.

                   (i) ZONING. None of Powertel, Sellers or their respective Affiliates who may have previously owned any of the Assets has received any written notice of non-compliance with any applicable zoning or other land use requirements.

                   (ii) UTILITY SERVICES. The water, electric, gas and sewer utility services and the septic tank and storm drainage facilities currently available to the Tower Sites are adequate for the present use of such Tower Sites by Powertel and Sellers, are not being misappropriated by Powertel or Sellers but rather are being supplied to Powertel and Sellers by utility companies or municipalities pursuant to valid and enforceable contracts or tariffs. To the knowledge of Powertel and Sellers, there is no current condition which will result in the termination of the present access from the Tower Sites to such utility services and other facilities.

                   (iii) ACCESS. To the knowledge of Powertel and Sellers, no action is pending or threatened which would have the effect of terminating or limiting Governmental Permits (where required), easements and rights-of-way which are necessary to provide vehicular and pedestrian ingress and egress to and from the Tower Sites for the purposes used by Powertel and Sellers in the ordinary course. None of Powertel, Sellers or their respective Affiliates who may have previously owned the Assets has received written notice from any Governmental Authority or any other Person of any such pending or threatened action.

                   (iv) EMINENT DOMAIN. None of Powertel, Sellers or their respective Affiliates who may have previously owned any of the Assets has received written notice that any Governmental Authority having the power of eminent domain over any of the real property included in the Assets has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of such real property.

                   (v) PUBLIC IMPROVEMENTS. To the knowledge of Powertel and Sellers, no work for municipal improvements has been commenced on or in connection with the Owned Sites included in the Assets (for which general, special or other assessments will be made). None of Powertel, Sellers or their respective Affiliates who may have previously owned any of the Assets has received any written notice that any assessment for public improvements has been made against any such real property which remains unpaid.

               (d) GOVERNMENTAL PERMITS. To the knowledge of Powertel and Sellers, except as set forth on Schedule 6.2(d), Powertel and Sellers have obtained all Governmental Permits that are required for the ownership, use or occupancy of the Assets as now being conducted, all of which are in full force and effect; Powertel and Sellers have complied with all such Governmental Permits and applicable Laws; and the Governmental Permits do not restrict or preclude use of the Tower Sites (and related Assets) for purposes of co-location or subleasing to third party tenants. None of Powertel, Sellers or any of their respective Affiliates who may have previously owned any of the Assets has received any written notice from any Governmental Authority or any other Person that there exists any Default with respect to any Governmental Permits.

               (e) DEFAULTS UNDER CONTRACTS. Except as identified in Schedule 6.2(e), neither Powertel nor Sellers (nor any of their Affiliates who may be a party to any Contract) have received any written communication from, or given any written communication to, any other party, indicating that Powertel or Sellers (or such Affiliates) or such other party, as the case may be, is in Default under any Contract. Except as identified in Schedule 6.2(e), to the knowledge of Powertel and Sellers, neither Powertel nor Sellers (nor any of their Affiliates who may be a party to any Contract) nor any of the other parties to any such Contract is in Default thereunder. Except as identified in Schedule 6.2(e), each such Contract, including, without limitation, each Site Lease, is in full force and effect and is enforceable against the other parties thereto in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency and other Laws of general application affecting enforcement of creditors' rights generally. No written communication has been received from or given to Powertel, Sellers or any party to or assignee of the Site Leases, indicating that Powertel or Sellers or any other party to or assignee of the Site Leases is in Default thereunder, and to the knowledge of Powertel and Sellers, no Default exists thereunder except as identified in such Schedule.

               (f) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 6.2(f), there is no pending Litigation, or to the knowledge of Powertel or the Sellers, threatened Litigation against Powertel, Sellers or their respective Affiliates, relating to the ownership, use or occupancy of the Assets under any Environmental Law. Except as set forth on Schedule 6.2(f) and except as may be reasonably necessary to remedy any Defective Sites or supply any Missing Information, none of Powertel, the Sellers or their respective Affiliates is currently investigating or remediating any Environmental Condition in connection with any of the Assets.

               (g) CONSTRUCTION COMPLETED. Except with respect to In-Progress Sites, all Tower Structures have been delivered to the Tower Sites, and all installation and construction with respect thereto is complete and, to the knowledge of Powertel and Sellers, performed in accordance with applicable Laws and Governmental Permits. As of any Closing of the In-Progress Sites, unless CCIC and Buyer elect to close prior to completion, all Tower Structures will have been delivered to the Tower Sites and all installation and construction with respect thereto will be complete and, to the knowledge of Powertel and Sellers, performed in accordance with applicable Laws and Governmental Permits.

               (h) WETLANDS AND FLOOD PLAIN. Except as identified in Schedule 6.2(h), to the knowledge of Powertel and Sellers, no Tower Structures are located in wetlands or flood plain areas except in conformity with applicable Laws and Governmental Permits.

References made in Section 6.2 to various specific Schedules are for the purpose of reference only and are not in limitation of the other qualifications set forth in Section 6.2, including the right of Powertel and Sellers to update and supplement the Schedules as provided in Section 4.1(b).

         6.3 REPRESENTATIONS AND WARRANTIES OF CCIC AND BUYER. CCIC and Buyer hereby jointly and severally represent and warrant to Powertel and Sellers as follows:

               (a) CORPORATE. CCIC and Buyer are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. CCIC and Buyer have all requisite corporate power and authority to carry on their respective businesses as they have been and are now being conducted and to own, lease and operate the properties and assets used in connection therewith. Buyer is a wholly owned subsidiary of Crown Communication Inc. Buyer is a single purpose entity being used for the purpose of owning, maintaining and operating the Assets, and other purposes contemplated by this Agreement or ancillary thereto.

               (b) AUTHORIZATION. As of the effective date of this Agreement, Buyer is only qualified to do business in the state of Delaware. Subject to the qualification in the preceding sentence, CCIC and Buyer have the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which they are a party and to perform the transactions performed or to be performed by them hereunder and thereunder. Such execution, delivery and performance by CCIC and Buyer have been duly authorized by all necessary corporate action. This Agreement, and the Transaction Documents (when entered into), constitute valid and binding obligations of CCIC and Buyer, enforceable against CCIC and Buyer in accordance with their respective terms.

               (c) CONSENTS AND APPROVALS. Except for compliance with the HSR Act and qualification of the Buyer in the States of Georgia, Alabama, Florida, Kentucky and Tennessee by the Closing Date, neither the execution and delivery by CCIC and Buyer of this Agreement and the Transaction Documents to which they are a party, nor the performance of the transactions performed or to be performed by CCIC and/or Buyer, will require any filing, consent or approval or constitute a Default under (i) any Law or Court Order to which CCIC and/or Buyer or any of their respective properties and assets are subject, or (ii) the Charter Documents or bylaws of CCIC or Buyer.

               (d) BROKER OR FINDER. No Person assisted in or brought about the negotiation of this Agreement in the capacity of investment banker, broker, agent or finder or in any similar capacity on behalf of Buyer.

               (e) NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties expressly set forth in Section 6.3, the Master Lease, the CCIC Guaranty and the Escrow Agreement, neither CCIC nor Buyer is making any representations or warranties to Powertel or Sellers, express or implied, in connection with the transactions contemplated by this Agreement.

         6.4 ASSETS IN "AS IS" CONDITION. SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF POWERTEL AND THE SELLERS SET FORTH IN THIS AGREEMENT, CCIC AND BUYER JOINTLY AND SEVERALLY ACKNOWLEDGE AND AGREE THAT THE ASSETS ARE BEING SOLD, ASSIGNED AND CONVEYED HEREUNDER ON AN "AS IS" AND "WHERE IS" BASIS AS OF THE CLOSING DATE. WITHOUT LIMITING THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF POWERTEL AND THE SELLERS SET FORTH IN THIS AGREEMENT, CCIC AND BUYER EACH ACKNOWLEDGE AND AGREE THAT NEITHER POWERTEL NOR ANY SELLER HAS MADE, IS MAKING OR IS DEEMED TO HAVE MADE OR BE MAKING ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE ASSETS (EXCEPT WITH RESPECT TO THE LIMITED TITLE WARRANTY TO BE GIVEN BY POWERTEL AND SELLERS AS REGARDS THE ASSETS), INCLUDING, WORKMANSHIP, CONDITION, DESIGN, STRUCTURAL INTEGRITY, OPERATION OR FITNESS FOR USE OR A PARTICULAR PURPOSE OF THE ASSETS OR ANY PORTION THEREOF, AS TO

THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY CONDITION OR OTHER CHARACTERISTIC RELATING TO ENVIRONMENTAL OR SAFETY MATTERS, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER PROPERTY RIGHT, WHETHER TANGIBLE OR INTANGIBLE OR REAL OR PERSONAL, AS TO ANY EASEMENTS, COVENANTS, CONDITIONS OR RESTRICTIONS AFFECTING THE ASSETS, AS TO ANY AUTHORIZATIONS OR CONSENTS OF THIRD PARTIES TO ANY TRANSFER OR ASSIGNMENTS OF ANY OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTS, SITE LEASES, TOWER LEASES, TOWER EQUIPMENT LEASES, AND TOWER SERVICE CONTRACTS INCLUDED IN THE ASSETS, OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATIONS AND WARRANTIES.

         6.5 SURVIVAL. All representations and warranties contained in this Agreement or in any Schedule, Exhibit, certificate, agreement, document or statement delivered pursuant hereto shall survive the Closing Date for a period of two years.

         6.6 DEFINITIONS OF "KNOWLEDGE" AND "BELIEF". When reference is made in this Agreement to Powertel's or Sellers' or any one of their "knowledge" or "belief," such terms mean the actual knowledge of a fact or constructive knowledge, if a reasonably prudent person in a like position would have known or should have known the fact, of Allen Smith, President and CEO of Powertel; Rick Astor, Executive Vice President and Chief Financial Officer of Powertel; Jill Dorsey, Vice President and General Counsel of Powertel; Harold Gwin, Vice President Operations, Powertel/Birmingham, Inc.; Tim Chandler, Vice President Operations, Powertel/Jacksonville, Inc.; Jim Coovert, former Vice President Operations, Powertel/Atlanta, Inc.; Dave Allen, Vice President Operations, Powertel/Memphis, Inc.; and Paul Anuschewiecz, Vice President Operations, Powertel/Atlanta, Inc.; provided, however, that neither Powertel nor Sellers shall have any greater duty to investigate or acquire knowledge because of the existence of this Agreement than would apply if this Agreement had never been executed and delivered, except that when such term is used to qualify the matters set forth on the Schedules to this Agreement, Powertel and Sellers must make such investigation in preparing or modifying such Schedules as is reasonable under the circumstances, giving due consideration to the size and nature of the transaction contemplated herein. Powertel and Sellers represent that the officers named above are the officers which they believe in good faith to be the officers who are most likely, in the performance of their duties, to have knowledge.

         6.7 RELIANCE AND NOTIFICATION. Each party to this Agreement acknowledges that the other parties have relied and will rely on the representations and warranties set forth in this Agreement in executing this Agreement and in closing the transactions contemplated by this Agreement, and during the term of this Agreement agree to notify the other parties promptly in the event of any change affecting any of such representations and warranties.

                                    ARTICLE 7

                  CLOSING; DELIVERIES OF THE PARTIES AT CLOSING

         7.1 THE CLOSING. The consummation of the transactions provided for in this Agreement shall occur on the Closing Date, or any other date upon which all parties may agree in writing, at a mutually agreeable time at the offices of Nelson Mullins Riley & Scarborough, L.L.P. in Atlanta, Georgia.

         7.2 DELIVERIES AT THE CLOSING BY POWERTEL AND SELLERS. At the Closing, Powertel and Sellers shall deliver to CCIC and Buyer the following:

               (a) the Assets;

               (b) the Required Consents to the extent actually received by Powertel and/or the Sellers as of the Closing Date;

               (c) special warranty deeds and assignments, bills of sale, endorsements, and other good and sufficient instruments of sale, conveyance, transfer and assignment in form and substance reasonably satisfactory to CCIC and Buyer and their counsel sufficient to sell, convey, transfer and assign to Buyer title to the Assets, subject only to the Permitted Encumbrances;

              (d)  the Master Lease, in the form attached hereto as Exhibit "A";

              (e) the Powertel Guaranty, in the form attached hereto as Exhibit "C";

              (f)  the Closing Certificate;

              (g) certified copies of resolutions, duly adopted by the Board of Directors of Powertel and the Boards of Managers and Members of each of the Sellers, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Powertel and Sellers of this Agreement and the consummation of the transactions contemplated hereby and any other authorization required to transfer the Assets;

              (h) a certificate from Powertel and Sellers signed by the respective executive officers of Powertel and Sellers, as applicable, to the effect set forth in clauses (a) and (b) of Section 5.1;

              (i) an opinion dated as of the Closing Date of Nelson Mullins Riley & Scarborough, L.L.P., counsel to Powertel and Sellers, with respect to such matters as CCIC and Buyer may reasonably request, in form and substance reasonably satisfactory to CCIC and Buyer;

              (j) a FIRPTA Affidavit ("FIRPTA Affidavit") in the form of Exhibit "E" attached hereto and made a part hereof for all purposes; and

              (k) such other documents or instruments as CCIC and Buyer or their counsel may reasonably request to demonstrate satisfaction of the conditions to Closing set forth in Article 5 and compliance by Powertel and Sellers with the agreements set forth in this Agreement.

         7.3 DELIVERIES AT THE CLOSING BY CCIC AND BUYER. At the Closing, CCIC and Buyer, as applicable, shall deliver to Powertel and Sellers the following:

              (a) the Purchase Price for the Assets, as described in Section
3.1 hereof;

              (b) an instrument or instruments of assumption of the Assumed Liabilities, in form and substance reasonably satisfactory to Powertel, Sellers and their counsel;

              (c) the Master Lease, in the form attached hereto as Exhibit "A";

              (d) the CCIC Guaranty, in the form attached hereto as Exhibit "B";

              (e) certified copies of resolutions, duly adopted by the Boards of Directors of CCIC and Buyer which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by CCIC and Buyer of this Agreement and the consummation of the transactions contemplated hereby;

              (f) a certificate from CCIC and Buyer signed by the respective executive officers of CCIC and Buyer, as applicable, to the effect set forth in clauses (a) and (b) of Section 5.2;

              (g) an opinion dated as of the Closing Date of Brown Parker & Leahy, LLP, counsel to CCIC and Buyer, or other outside counsel to CCIC and Buyer acceptable to Powertel and Sellers, with respect to such matters as Powertel and Sellers may reasonably request, in form and substance reasonably satisfactory to Powertel and Sellers; and

              (h) such other documents, instruments and other writings as Powertel and the Sellers or their counsel may reasonably request to demonstrate satisfaction of the conditions to Closing as set forth in Article 5 and compliance by CCIC and Buyer with the agreements set forth in this Agreement.

         7.4 PRE-CLOSING DELIVERIES. As stated in Section 4.1(b) and subject to the provisions thereof, on or before April 30, 1999, Powertel and Sellers shall deliver to CCIC and Buyer the Schedules which are contemplated by Section 6.2. Prior to the Closing Date, Powertel and Sellers shall have furnished to CCIC and Buyer draft forms of all documents to be delivered by Powertel or Sellers in accordance with Section 7.2, and CCIC and Buyer shall have furnished to Powertel and Sellers draft forms of all documents to be delivered by CCIC or Buyer in accordance with Section 7.3, in each case with a view to providing a reasonable period of time for reviewing, approving and completing all such documents and instruments prior to the scheduled Closing Date.

         7.5 POST-CLOSING COVENANT. The parties hereto acknowledge that the time between the execution of this Agreement and the Closing Date will likely not permit assignments, consents and other agreements and arrangements for the transfer of the Assets to be completed, including, but not limited to, to the extent contemplated by this Agreement, transfer of operating agreements and other associated contracts and arrangements for operation of the Assets. Accordingly, Powertel and Sellers agree for a reasonable period of time after the Closing to attempt to complete all such closing related matters not completed at Closing. Powertel, Sellers, CCIC and Buyer covenant and agree to reasonably cooperate with each other after Closing to attempt to complete such matters within a reasonable period of time.

         7.6 TIME IS OF THE ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.


                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 INDEMNIFICATION. From and after the Closing Date, for the periods of time described in Section 8.4, the parties hereto shall provide the indemnities as hereinafter set forth. (The party paying an indemnity as provided herein or against which a claim for indemnity is made hereunder is hereafter referred to as "Indemnitor.")

              (a) INDEMNIFICATION BY POWERTEL AND SELLERS. Powertel and Sellers jointly and severally shall indemnify, defend and hold and save CCIC and Buyer and their respective officers, directors, employees, agents and Affiliates harmless from and against any Loss suffered or incurred by or that are the legal responsibility of any such Indemnified Party, arising from, relating to or otherwise in respect of, (i) any breach of any representation, warranty, covenant or agreement of Powertel or Sellers contained in this Agreement or any Transaction Document to which they are a party, (ii) all Retained Liabilities, or (iii) the Litigation described in Schedule 6.1(d).

              (b) INDEMNIFICATION BY CCIC AND BUYER. CCIC and Buyer jointly and severally shall indemnify, defend and hold and save Powertel, Sellers and their respective officers, directors, employees, agents and Affiliates harmless from and against any Loss suffered or incurred by or that are the legal responsibility of any such Indemnified Party, arising from, relating to or otherwise in respect of, (i) any breach of any representation, warranty, covenant or agreement of CCIC or Buyer contained in this Agreement or any Transaction Document to which they are a party, or (ii) all Assumed Liabilities.

              (c) LOSSES NET OF INSURANCE, ETC. The amount of any Loss for which indemnification is provided under this Agreement shall be net of (i) any tax benefit (such as a deduction, credit or deferral) actually realized from any such Loss, (ii) any amounts recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, and (iii) any insurance proceeds or other cash receipts or sources of reimbursements received as an offset against such Loss. Each party to this Agreement shall make any claims for indemnification from a third party or insurance proceeds available to offset against such Loss for which an indemnity is provided hereunder, and will pursue such claims in good faith. If the amount to be netted hereunder from any Loss is determined after payment by Indemnitor of any amount otherwise required to be paid to an Indemnified Party pursuant to this Section 8.1, the

Indemnified Party shall repay to Indemnitor, promptly after such determination, any amount that would not have been paid had such determination been made at the time of such payment.

              (d) PROCEDURES RELATING TO INDEMNIFICATION. In order for the Indemnified Party to be entitled to any indemnity provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person (other than Indemnitor) against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify Indemnitor in writing, and in reasonable detail, of the Third Party Claim within ten (10) business days after receipt by such Indemnified Party of written notice of the Third Party Claim (the "10 Day Period"); provided, however, that failure to give such notification shall not affect the indemnity provided hereunder except to the extent Indemnitor shall have been actually prejudiced as a result of such failure (except that Indemnitor shall not be liable for any expenses incurred during the period subsequent to the 10 Day Period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to Indemnitor, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                   If a Third Party Claim is made against an Indemnified Party, Indemnitor shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by Indemnitor; provided that such counsel is not reasonably objected to by the Indemnified Party. Should Indemnitor so elect to assume the defense of a Third Party Claim, Indemnitor shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If Indemnitor assumes such defense, the Indemnified Party shall have the right to separate counsel (not reasonably objected to by Indemnitor), at its own expense, separate from the counsel employed by Indemnitor, it being understood that Indemnitor shall control such defense. Indemnitor shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which Indemnitor has failed to assume the defense of the Third Party Claim (other than during the period prior to the time the Indemnified Party shall have given notice of the Third Party Claim as provided above).

                   If Indemnitor so elects to assume the defense of any Third Party Claim, each Indemnified Party shall cooperate with Indemnitor in the defense or prosecution thereof. Such cooperation shall include the retention and (upon Indemnitor's request) the provision to Indemnitor of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not Indemnitor shall have assumed the defense of a Third Party Claim, Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnitor's prior written consent (which consent shall not be unreasonably withheld). If Indemnitor shall have assumed the defense of a Third Party Claim, Indemnified Party shall agree to any settlement, compromise or discharge of such Third Party Claim which Indemnitor may recommend and which by its terms obligates Indemnitor to pay the full amount of the liability in connection with such Third Party Claim, and which releases such Indemnified Party completely in connection with such Third Party Claim and which does not otherwise adversely affect such Indemnified Party.

                   Notwithstanding the foregoing, Indemnitor shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against an Indemnified Party which such Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, Indemnitor shall be entitled to assume the defense of the portion relating to money damages.

               (e) OTHER CLAIMS. In the event any Indemnified Party should have a claim against any Indemnitor under Section 8.1(a) or 8.1(b) that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, Indemnified Party shall deliver notice of such claim with reasonable promptness to Indemnitor. The failure by any Indemnified Party so to notify Indemnitor shall not relieve Indemnitor from any liability which it may have to such Indemnified Party under Section 8.1(a) or 8.1(b), except to the extent that Indemnitor demonstrates that it has been materially prejudiced by such failure. If Indemnitor disputes its liability with respect to such claim, as provided above, Indemnitor and Indemnified Party shall proceed in good faith to negotiate a resolution of such Dispute (as defined in Section 10.2), and, if not resolved through negotiations, such Dispute shall be settled by arbitration in accordance with the provisions of Section 10.2.

         8.2 MITIGATION. The parties hereto shall cooperate with each other with respect to resolving any claim or liability with respect to which one or more party or parties are obligated to indemnify a party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability; provided that such party shall not be required to make such efforts if they would be detrimental in any material respect to such party. In the event that CCIC, Buyer, Powertel or Sellers shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then (unless the proviso to the foregoing covenant shall be applicable) notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if CCIC, Buyer, Powertel or Sellers, as the case may be, had made such efforts.

         8.3 EFFECT OF INVESTIGATION OR KNOWLEDGE. No claim for a breach of representation or warranty shall be made by an Indemnified Party if such claim is based on an event occurring prior to the Closing Date and such event was either (i) disclosed by Powertel, Sellers, CCIC or Buyer, as the case may be, prior to the Closing Date in a writing which describes such event or facts giving rise to such event in reasonable detail or (ii) the Indemnified Party had actual knowledge of such event or such misrepresentation or breach of warranty prior to the Closing Date, and (iii) the Closing thereafter occurs.

         8.4 DURATION OF INDEMNIFICATION. The indemnities provided by the parties hereto in Section 8.1 shall, except as provided below, be provided for a period of two years after the Closing Date. Notwithstanding the foregoing, the indemnities provided by Powertel and Sellers with respect to (i) the Retained Liabilities and (ii) the Litigation described in Schedule 6.1(d), shall not be limited in duration and shall continue to be provided to CCIC and Buyer from and after the Closing Date.

                                    ARTICLE 9

                             POST-CLOSING COVENANTS

         9.1 POST-CLOSING COVENANTS RELATED TO BUYER. From and after the Closing Date, Buyer shall, and CCIC will cause Buyer to, comply with each of the following covenants:

               (a) Buyer shall not voluntarily dissolve or liquidate, shall not make a voluntary assignment for the benefit of creditors, shall not file a petition in bankruptcy, shall not petition or apply to any tribunal for any receiver or trustee, shall not commence any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, shall not indicate its consent to, approval of or acquiescence in any such proceeding and shall use its best efforts to have discharged the appointment of any receiver of or trustee for Buyer or any substantial part of its property.

               (b) From time to time upon the reasonable request of Powertel, Buyer shall cause its senior credit facility lender in favor of whom an Encumbrance has been created against any of the Assets which are the subject of the Master Lease to enter into a subordination, non-disturbance and attornment agreement with Powertel, in form and substance reasonably satisfactory to all parties to such agreement, whereby such lender will agree to provide Powertel with notices of Buyer defaults under the credit facility, give Powertel a reasonable opportunity to cure such defaults, and agree not to disturb Powertel's or Sellers' tenancy under the Master Lease provided they are not in default thereunder.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1  REMEDIES.

               (a) In the event Powertel or Sellers fail to close the transactions contemplated by this Agreement, or otherwise default in or breach its or their obligations hereunder, and CCIC and Buyer have fulfilled all of their obligations and conditions precedent to Closing in all material respects and have not defaulted or breached their obligations hereunder, then CCIC and Buyer (acting jointly) shall be entitled to seek specific performance of this Agreement or such obligations, and/or pursue such other remedies as may be available hereunder or otherwise at law or in equity; provided, however, that in no event shall Powertel be liable for an amount that exceeds the Purchase Price, as adjusted pursuant to this Agreement.

               (b) In the event of CCIC's breach of and failure to perform its obligations under Section 4.2(a) of this Agreement, Powertel and Sellers may terminate this Agreement and be paid by the Escrow Agent out of the Escrow Deposit an Early Termination Payment as provided in the Escrow Agreement and in such Section 4.2(a), and such remedy, if exercised by Powertel or any Seller, shall constitute the sole remedy of Powertel and Sellers under this Agreement and Powertel and Sellers shall have no further rights or remedies against CCIC or Buyer.

               (c) In the event Powertel and Sellers have fulfilled all of their obligations and conditions precedent to Closing in all material respects and have not defaulted or breached their obligations hereunder, and Buyer is unwilling or unable to acquire the Assets upon the terms set forth in this Agreement, including, without limitation, to make the deliveries set forth in
Section 7.3 and to deliver the Purchase Price (as adjusted pursuant to the terms of this Agreement) at the Closing to Powertel and Sellers, and provided further that Powertel and Sellers have not terminated this Agreement pursuant to a Termination Notice under Section 4.2(a), Powertel and Sellers shall be entitled to terminate this Agreement pursuant to this Section 10.1(c) and the Escrow Agent shall pay to Powertel and Sellers the sum of $50,000,000 out of the Escrow Deposit as liquidated damages hereunder and not as a penalty. Such remedy, if exercised by Powertel or any Seller, shall constitute the sole remedy of Powertel and Sellers under this Agreement and Powertel and Sellers shall have no further rights or remedies against CCIC or Buyer. Upon delivery of such liquidated damages amount to Powertel and Sellers, the remainder of the Escrow Deposit shall be delivered by the Escrow Agent to CCIC and Buyer.

               (d) CCIC, Buyer, Powertel and Sellers each acknowledge that it is otherwise difficult or impossible to determine Powertel's and Sellers' actual damages because of CCIC's and Buyer's failure to consummate the transaction contemplated hereby, but that the liquidated damages provided in Section 10.1(c) (and in the alternative an Early Termination Payment described in Section 4.2(a)) represent a reasonable pre-estimate of such damages, taking into consideration that Powertel and Sellers have received other offers to purchase the Assets which are the subject of this Agreement. CCIC and Buyer and Powertel and Sellers therefore intend that such agreed upon liquidated damages are not punitive or penalties, and are just, fair and reasonable, all in accordance with O.C.G.A. ss. 13-6-7.

               (e) The prevailing party in any legal proceeding involving this Agreement or the exercise of the remedies set forth in this Agreement shall be entitled to recover its court costs and reasonable attorneys' fees.

         10.2  DISPUTE RESOLUTION.

               (a) In the case of any dispute, controversy or claim between or among the parties hereto related to this Agreement or the transactions contemplated hereby or the other documents referred to herein, except for disputes related to obtaining the equitable remedies of specific performance, an injunction or a restraining order (a "Dispute"), the parties will use the procedures set forth in this Section 10.2, in lieu of any party pursuing other available remedies and as the sole remedy, to resolve the Dispute.

               (b) Any Dispute will be settled by arbitration before three arbitrators in accordance with the Rules of the American Arbitration Association ("AAA") then in effect and as modified by this Section 10.2 or by further agreement of the parties. In addition to what is allowed by the Rules of the AAA, discovery may be conducted according to the Federal Rules of Civil Procedure, to be enforced by the AAA, and if necessary, by a court having jurisdiction. Any such arbitration will be conducted in Chicago, Illinois, unless otherwise agreed by CCIC and Powertel. The arbitrators will be selected from a panel of persons (such as retired jurists, distinguished legal or business professionals, and similar persons) knowledgeable in the specific areas which may be relevant to the claim, who have had more than ten (10) years of relevant experience in such areas, who have previously acted as arbitrators, and who are generally held in the highest regard among professionals in fields or businesses related or pertinent to such area. Judgment upon the award rendered by the arbitrators may be entered pursuant to applicable arbitration statutes.

               (c) The arbitrators will have no authority to award punitive damages nor any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

               (d) Neither the parties hereto nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of the parties, other than by entry of a judgment upon any arbitration award.

               (e) The arbitrators will have the authority to award to the prevailing party its attorneys' fees and costs incurred in any arbitration. Absent any such award, each party will bear its own costs incurred in the arbitration. If any party hereto refuses to submit to arbitration any Dispute required to be submitted to arbitration pursuant to this Section 10.2, and instead commences any other proceeding, including, without limitation, litigation (except to the extent otherwise expressly provided in this Agreement), then the party who seeks enforcement of the obligation to arbitrate will be entitled to its attorneys' fees and costs incurred in any such proceeding.

         10.3 TRANSFER TAXES. Sellers and Buyer shall each pay one-half of all state and local sales, documentary and other transfer Taxes, if any, due as a result of the sale of Assets hereunder.

         10.4  TERMINATION.

              (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

                  (i)  by unanimous consent of the parties hereto;

                  (ii) on June 4, 1999, or if later, the Closing Date, by CCIC and Buyer, upon written notice to Powertel and Sellers if all of the conditions precedent set forth in Section 5.1 hereof have not been met as of such date;

                  (iii) by CCIC and Buyer as of the Closing Date if Powertel or Sellers shall have breached any of their covenants, agreements, representations, warranties or other obligations under this Agreement in any respect which would have a Material Adverse Effect taken as a whole on any of (A) the Assets, (B) the Assumed Liabilities, or (C) the ability of Powertel and Sellers to consummate the transactions contemplated hereby and such breach will not have been cured prior to the earlier to occur of (1) thirty days after notice of such breach, or
         (2) June 4, 1999, or if later, the Closing Date;

                  (iv) on June 4, 1999, or if later, the Closing Date, by Powertel and Sellers, upon written notice to CCIC and Buyer if all of the conditions precedent set forth in Section 5.2 hereof have not been met as of such date;

                  (v) by Powertel and Sellers in connection with a Termination Notice pursuant to Section 4.2(a) or a termination pursuant to Section 10.1(c); and

                  (vi) by Powertel and Sellers at any time prior to the Closing if CCIC and Buyer shall have breached any of their covenants, agreements, representations, warranties or other obligations under this Agreement (other than any breach pursuant to which Powertel and Sellers deliver a Termination Notice pursuant to Section 4.2(a)) in any material respect and such breach shall not have been cured and such breach will not have been cured prior to the earlier to occur of (1) thirty days after notice of such breach, or (2) June 4, 1999, or if later, the Closing Date.

              (b) In the event of the termination of this Agreement pursuant to the provisions of this Section 10.4, this Agreement (except for Sections 6.1(i), 6.3(d), 4.3(c), 10.5 and 10.17 which shall continue) shall become void and have no effect, without any liability on the part of any of the parties or their directors, officers, stockholders, partners or representatives in respect of this Agreement, unless the termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of an agreement or covenant hereunder in which event the party whose representations and warranties were incorrect or who breached such agreement or covenant shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement; provided, however, in the event Powertel and Sellers receive an Early Termination Payment pursuant to Section 4.2(a) or liquidated damages pursuant to Section 10.1(c), they shall not be entitled to receive any such costs and expenses.

              (c) In the event of the termination of this Agreement, the Escrow Deposit shall be delivered to CCIC and Buyer, except as expressly provided in Sections 4.2(a) and 10.1(c), upon the terms set forth in the Escrow Agreement.

         10.5 EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         10.6 ENTIRE AGREEMENT. This Agreement and the Transaction Documents set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the Transaction Documents.

         10.7 AMENDMENTS. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto.

         10.8 WAIVER. Any term or provision of this Agreement, or any breach thereof, may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party; provided, however, that any waiver by any party of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.

         10.9 ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided that Buyer may assign any of its rights hereunder to any wholly-owned (direct or indirect) subsidiary of Buyer. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the permitted successors and assigns of the parties. All references herein to any party shall be deemed to include any successor to such party, including any corporate successor.

         10.10 NOTICES. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, delivery charges prepaid, or three (3) business days after being sent by registered or certified mail (return receipt requested), postage prepaid, or one (1) business day after being sent by a nationally recognized express courier service for next day delivery, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within twenty-four (24) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section 10.10, except that any notice of such change of address shall not be effective unless and until received.

               (a)  If to CCIC or Buyer:

                    Crown Castle International Corp.
                    510 Bering Drive, Suite 500
                    Houston, Texas 77057
                    Attention: Chief Executive Officer and General Counsel Fax No.: (713) 570-3150
                     with required copies to:

                     Singleton & Cooksey
                     1600 Smith Street, Suite 4500
                     Houston, Texas 77002
                     Attention:  Taylor V. Cooksey
                     Fax No.:  (713) 651-0251

               (b)   If to Powertel or Sellers:

                     Powertel, Inc.
                     1233 O. G. Skinner Drive
                     West Point, Georgia 31833

                     Attention: Allen E. Smith and Jill F. Dorsey, Esq. Fax No.: (706) 645-9523

                     with required copies to:

                     Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree St., N.E., Suite 1400
                     First Union Plaza
                     Atlanta, Georgia 30309
                     Attention:  James Walker IV, Esq.
                     Fax. No.:  (404) 817-6050

         10.11 GEORGIA LAW TO GOVERN. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Georgia, without regard to the principles of conflict of law thereof.

         10.12 NO BENEFIT TO OTHERS. Except as expressly provided herein, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and they shall not be construed as conferring any rights or benefits on any other persons.

         10.13 TABLE OF CONTENTS; HEADINGS. The table of contents and all Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         10.14 SCHEDULES AND EXHIBITS. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         10.15 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.16 COUNTERPARTS AND FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. Any party to this Agreement may evidence its execution of this Agreement by facsimile transmission. This Agreement shall become binding on all parties when it has become executed by all parties, whether evidenced by original or facsimile signatures, or by a combination thereof. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for all original signatures.

         10.17 CONFIDENTIALITY. The parties acknowledge the continuing applicability of the terms and provisions of that certain Agreement for Use and Non-Disclosure of Proprietary Information dated October 23, 1998.

         10.18 DIRECTLY OR INDIRECTLY. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

         10.19 INTERPRETATION. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

         10.20 FURTHER ASSURANCES. Each of the parties hereto, from time to time after the Closing, will execute, acknowledge and deliver such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as any party hereto may reasonably require to carry out, evidence and confirm the intended purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

                                 CCIC:

                                 CROWN CASTLE INTERNATIONAL CORP.


                                 By: /s/ John L. Gwyn
                                     -------------------------------------------
                                 Name:   John L. Gwyn
                                      ------------------------------------------
                                 Title:  Executive Vice President
                                       -----------------------------------------

                                 BUYER:

                                 CCP INC.


                                 By: /s/ John L. Gwyn
                                     -------------------------------------------
                                 Name:   John L. Gwyn
                                      ------------------------------------------
                                 Title:  Executive Vice President
                                       -----------------------------------------

                                 SELLERS:

                                 POWERTEL ATLANTA TOWERS, LLC



                                 By: /s/ Fred G. Astor, Jr.
                                     -------------------------------------------
                                 Name:   Fred G. Astor, Jr.
                                      ------------------------------------------
                                 Title:  Vice President, Treasurer & Secretary
                                       -----------------------------------------


                                 POWERTEL BIRMINGHAM TOWERS, LLC


                                 By: /s/ Fred G. Astor, Jr.
                                     -------------------------------------------
                                 Name:   Fred G. Astor, Jr.
                                      ------------------------------------------
                                 Title:  Vice President, Treasurer & Secretary
                                       -----------------------------------------

                                 POWERTEL JACKSONVILLE TOWERS, LLC


                                 By: /s/ Fred G. Astor, Jr.
                                     -------------------------------------------
                                 Name:   Fred G. Astor, Jr.
                                      ------------------------------------------
                                 Title:  Vice President, Treasurer & Secretary
                                       -----------------------------------------

                                 POWERTEL KENTUCKY TOWERS, LLC



                                 By: /s/ Fred G. Astor, Jr.
                                     -------------------------------------------
                                 Name:   Fred G. Astor, Jr.
                                      ------------------------------------------
                                 Title:  Vice President, Treasurer & Secretary
                                       -----------------------------------------

                                 POWERTEL MEMPHIS TOWERS, LLC



                                 By: /s/ Fred G. Astor, Jr.
                                     -------------------------------------------
                                 Name:   Fred G. Astor, Jr.
                                      ------------------------------------------
                                 Title:  Vice President, Treasurer & Secretary
                                       -----------------------------------------


                                 POWERTEL:

                                 POWERTEL, INC.


                                 By: /s/ Fred G. Astor, Jr.
                                     -------------------------------------------
                                 Name:   Fred G. Astor, Jr.
                                      ------------------------------------------
                                 Title:  Vice President, Treasurer & Secretary
                                       -----------------------------------------